                          PENNSYLVANIA BUSINESS CAMPUS

                              Township of Horsham,
                               Montgomery County,
                                  Pennsylvania


                               NET LEASE AGREEMENT


                                     between


                   PENNSYLVANIA BUSINESS CAMPUS DELAWARE, INC.
                                   (Landlord)


                                       and


                        LEXIN PHARMACEUTICAL CORPORATION
                                    (Tenant)

                                TABLE of CONTENTS
  Section                                                                   Page
  -------                                                                   ----
   1.     Reference Data ................................................. 1,2,3
   2.     Demise .........................................................   4
   3.     Lease Term .....................................................   4
   4.     Rent ...........................................................   6
   5.     Tenant's Obligations ...........................................   7
   6.     Operation and Services .........................................   8
   7.     Escalation .....................................................  10
   8.     Condition of the Premises ......................................  16
   9.     Alterations and Fixtures .......................................  16
  10.     Landlord's Approval of Tenant's Repairs and
           Alterations ...................................................  17
  11.     Rules and Regulations ..........................................  18
  12.     Permitted Use ..................................................  18
  13.     Environmental Matters ..........................................  20
  14.     Interruption of Services .......................................  23
  15.     Fire or Other Casualty .........................................  24
  16.     Landlord's Rights to Enter and to Provide
           Tenant with Substitute Premises ...............................  25
  17.     Insurance ......................................................  27
  18.     Compliance with Law ............................................  29
  19.     Notice of Accident or Breakage .................................  30
  20.     Miscellaneous Covenants of Tenant ..............................  30
  21.     Lease Subordinated .............................................  32
  22.     Eminent Domain .................................................  33
  23.     Assignment and Subletting ......................................  34
  24.     Default ........................................................  35
  25.     Landlord's Remedies ............................................  37
  26.     Liability of Landlord ..........................................  43
  27.     Successors and Assigns .........................................  44
  28.     Waivers ........................................................  45
  29.     Waiver of Trial by Jury ........................................  45
  30.     Waiver of Benefits .............................................  45
  31.     Severability ...................................................  45
  32.     Notice .........................................................  46
  33.     Brokerage ......................................................  46
  34.     Holding Over ...................................................  46
  35.     Estoppel Certificate by Tenant .................................  47
  36.     Security Deposit ...............................................  47
  37.     Amendment and Modifications ....................................  48
  38.     Headings and Terms .............................................  49
  39.     Recording and Copies ...........................................  49
  40.     Governing Law ..................................................  49
  41.     No Joint Venture ...............................................  49
  42.     Exhibits .......................................................  49
  43.     Improvements for Tenant ........................................ Rider
  44.     Additional Security ............................................ Rider
  45.     Right of First Refusal ......................................... Rider
  46.     Tenant's Option to Terminate ................................... Rider
  47.     Tenant's Right to Audit ........................................ Rider
  48.     Renewal Term ................................................... Rider

          Exhibit "A" - Outline of Premises
          Exhibit "B" - Outline of Lot
          Exhibit "C" - Confirmation of Lease Term
          Exhibit "D" - Scope of Work Letter and Space Plan
          Exhibit "E" - Electrical Modifications
          Exhibit "F" - Hazardous Materials Exhibit "G" - Research Animals Exhibit "H" - Escrow Agreement
          Exhibit "I" - First Refusal Space

                                                     Lease Dated: March 29, 1994
1.          Reference Data.

            Any reference in this Lease to the following subjects shall incorporate therein the data stated for the subject(s) in this Section:

           (a)   LANDLORD:  Pennsylvania Business Campus Delaware,
                            Inc., a Delaware corporation

           (b)   LANDLORD's ADDRESS:

                            c/o GSIC Realty Corporation
                            255 Shoreline Drive
                            Suite 600
                            Redwood City, California  94065

           (c)   TENANT:    Lexin Pharmaceutical Corporation
                            a Delaware Corporation

           (d)   TENANT's ADDRESS:
                            200 Lakeside Drive
                            Lakeside Plaza II, Suite 226,
                            Horsham, PA 19044

           (e)   LEASED PREMISES:

                 BUILDING ADDRESS: Rock Plaza III
                                   101-111 Rock Road
                                   Horsham, Pennsylvania  19044

                 LEASED PREMISES UNIT NO:  Suite # 111

                 LEASED BUILDING AREA:     12,786 square feet

                 TENANT's PERCENTAGE OF BUILDING:  34.10%
                        (based upon 37,500 square feet in the Building)

           (f)   LEASE TERM:  Sixty (60) months

           (g)   COMMENCEMENT DATE   August 1, 1994

           (h)   EXPIRATION DATE:    July 31, 1999

           (i)   ANNUAL FIXED RENT:  (See Below)

                 MONTHLY FIXED RENT: (See Below)

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Year                  Annual Fixed Rent        Monthly Fixed Rent
----                  -----------------        ------------------
1                     $ 86,944.80              $7,245.40
2                     $ 92,698.50              $7,724.88
3                     $ 95,895.00              $7,991.25
4                     $105,484.50              $8,790.38
5                     $111,877.50              $9,323.13

           (j)   RENEWAL TERM:  See Section 48

           (k)   ADDRESS FOR NOTICES TO LANDLORD:

                         Pennsylvania Business Campus Delaware, Inc.
                         c/o GSIC Realty Corporation
                         255 Shoreline Drive
                         Suite 600
                         Redwood City, California  94065
                         Attention:  P.B.C. Investment Manager

                 With a required copy to:

                         Tower Realty Management Corporation
                         120 Gibraltar Road
                         Campus Center Suite 107
                         Horsham, Pennsylvania  19044
                         Attention:  Office Park Manager

           (1)   ADDRESS FOR NOTICES TO TENANT:
                         Rock Plaza III
                         101-111 Rock Road
                         Horsham, Pennsylvania  19044

           (m)   PERMITTED USE: Biotechnology, research and
                                development, manufacturing,
                                distribution and office support for
                                such uses

           (n)   LANDLORD's AGENT:   Tower Realty Management Corporation

           (o)   COOPERATING BROKER: Jackson-Cross Co.

           (p)   SECURITY DEPOSIT:   None

           (q)   ADDRESS FOR RENT PAYMENTS:

                 Pennsylvania Business Campus Delaware, Inc.
                 P.O. Box 951295
                 Dallas, Texas  75395

           SPECIAL SECTIONS NO. 43 TO NO. 48 INCLUSIVE NOT PROVIDED IN
              STANDARD FORM OF LEASE BUT FORMING A PART HEREOF, ARE
                 ATTACHED HERETO IN RIDER CONSISTING OF 8 PAGES.

         The parties hereto hereby agree that the information set forth in this
Section 1 accurately sets forth certain data regarding their agreement with respect to the Leased Premises and agree that such data is hereby incorporated into this Lease and that any reference in this Lease to the foregoing subjects shall mean the information set forth for the subjects in this Section 1.


                                  PENNSYLVANIA BUSINESS CAMPUS
                                     DELAWARE, INC.



                                  By:  /s/ Guy F. Tcheau
                                       -----------------------------------------
                                       Name:  Guy F. Tcheau
                                       Title: Senior Investment Manager


(Corporate Seal)                  Attest:   /s/ Bernard Phang
                                            ------------------------------------
                                            Name:  Bernard Phang
                                            Title: Investment Manager



                                  LEXIN PHARMACEUTICAL CORPORATION



                                  By:  /s/ Jerry B. Hook
                                       -----------------------------------------
                                       Name:  Jerry B. Hook
                                       Title: President


(Corporate Seal)                  Attest:   /s/ Ronald H. Spair
                                            ------------------------------------
                                            Name:  Ronald H. Spair
                                            Title: Chief Financial Officer

2.       Demise.

         Landlord, in consideration of the rent to be paid and the covenants and agreements set forth herein to be performed by Tenant, hereby demises and leases to Tenant and Tenant hereby takes and hires from Landlord, for the Lease Term and at the rents hereinafter described, the Leased Premises identified in
Section 1(e) ("Premises"), as said Premises are outlined in red on Exhibit "A" attached hereto, initialed and made a part hereof, said Premises being located in the Building identified in Section 1(e), which Building is located upon that certain lot or ground outlined in blue on Exhibit "B" attached hereto, initialed and made part hereof ("Lot"), TOGETHER WITH the non-exclusive right to use the parking and driveway areas now or hereafter constructed on the Lot and all common facilities of the Building, in common with Landlord, other tenants of Landlord, and their invitees, licensees, employees, officers, servants, contractors and visitors, provided, however, that in no event shall Tenant, its invitees, licensees, employees, officers, servants, contractors and/or visitors be entitled to use more than Tenant's Percentage of Building, as set forth in
Section 1(e), of the parking spaces now or hereafter located on the Lot (the non-exclusive right to use the parking and driveway areas on the Lot and the common facilities of the Building and the Premises are hereinafter collectively referred to as the "Leased Premises") . The Leased Premises are a part of a surrounding office park known as of this date as the Pennsylvania Business Campus, which is owned by Landlord (the "Office Park").

3.       Lease Term.

         The Lease Term described in Section 1(f) shall commence on the Commencement Date set forth in Section 1(g) and shall unless otherwise extended or terminated as herein provided terminate on the Expiration Date set forth in
Section 1(h) without the necessity of notice from either Landlord or Tenant, and Tenant shall surrender possession and vacate the Leased Premises on the Expiration Date. Tenant hereby waives. notice to vacate or quit the Leased Premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of the Leased Premises from a tenant holding over to the same extent as if statutory notice had been given.

         If Tenant takes possession of the Leased Premises after the "Improvements" (as defined in Section 43 of Rider attached hereto and made a part hereof) have been substantially completed" (as defined in Section 43 of the Rider hereto) and prior to the Commencement Date then (i) the Lease Term shall commence as of the date that Tenant take possession of the Leased Premises, (ii) notwithstanding the provisions of Section 4, Annual Fixed Rent and Additional Rent shall be payable in advance on a prorated per diem basis for the period from the date that Tenant takes possession to the Commencement Date, and (iii) such taking of possession prior to the Commencement Date shall not affect the Expiration Date. Tenant's access to construct the Improvements shall not be construed to mean Tenant's possession of the Leased Premises.

         If (i) the Improvements are not "substantially completed" on the Commencement Date, or (ii) the Leased Premises are not ready for Tenant's occupancy on the Commencement Date by reason of force majeure (defined below), then Landlord shall not be subject to any liability to Tenant by reason of such delay and (a) the Lease Term and the obligation to pay Rent shall commence on the date that the Improvements are "substantially completed", or the date that the Leased Premises are otherwise ready for Tenant's occupancy, (b) the duration of the Lease Term, as set forth in Section 1(f), shall not be affected thereby, and the Expiration Date set forth in Section 1(h) shall be adjusted accordingly to cover the entire duration of the Lease Term, and (c) such failure to give possession shall not affect the validity of this Lease or any of the obligations and covenants of Tenant hereunder as used in this paragraph, force majeure means fires, windstorm, earthquake, war, or acts of God. Force majeure shall not include strikes or any other labor disturbance.

         Notwithstanding the foregoing, if the Improvements are not "substantially completed" on the Commencement Date for any reason other than by reason of force majeure, then the Lease Term shall commence on the Commencement Date and the Annual Fixed Rent, Additional Rent and all other charges payable by Tenant hereunder shall commence to accrue on the Commencement Date as if the delay had not occurred. Regardless of force majeure or any other reason, if the Improvements are not "substantially completed" by December 31, 1994, then the Lease Term shall commence on December 31, 1994, and the Annual Fixed Rent, Additional Rent and all other charges payable by Tenant hereunder shall commence to accrue on December 31, 1994.

         If, pursuant to the provisions of this Section 3, the Lease Term commences on a date other than the Commencement Date, then, within forty-five
(45) days after the date that the actual commencement date of the Lease Term has been established, Landlord and Tenant shall execute a Confirmation of Lease Term in the form attached hereto and made a part hereof as Exhibit "C".

         Tenant shall notify Landlord in writing, within thirty (30) days after the Commencement Date, of any defects in the Improvements (and 120 days with respect to latent defects), and Landlord shall, upon receipt of such notice, promptly take reasonable action necessary to correct any such defect. Except for any defects identified in a written notice from Tenant to Landlord within such thirty (30) day (and 120 days with respect to latent defects), it shall be presumed that all work in connection with the Improvements theretofore performed by or on behalf of Landlord was satisfactorily performed in accordance with the provisions of this Lease; provided that, to the extent that Landlord receives or obtains warranties or guarantees from its contractor selected by Landlord to make the "Improvements" described in Section 43 or from the manufacturers of any equipment or fixtures to be provided by Landlord as part of the Improvements, which warranties or guarantees extend beyond said thirty (30) day period, Landlord shall use reasonable efforts to enforce such warranties and guaranties or, at Landlord's option, assign some or all of same to Tenant, if Tenant gives Landlord timely notice of a defect or malfunction covered by such guaranties or warranties.

4.       Rent.

         During the Lease Term, Tenant shall pay to Landlord the Annual Fixed Rent as set forth in Sect on 1(i). The Annual Fixed Rent shall be payable by Tenant beginning on the Commencement Date (unless otherwise provided herein) in monthly installments equal to he Monthly Fixed Rent as set forth in Section 1(q), in advance on the first day of each month, at the address set forth in
Section 1(q) or at such other place as Landlord may direct Tenant by twenty (20) days prior written notice; and shall be payable without prior notice or demand, and without any set-off, deduction or counterclaim whatsoever except that Tenant shall receive a credit against Annual Fixed Rent payable under this Lease, which credit shall equal the aggregate Monthly Fixed Rent (less the Operating Expense
Base) actually paid by Tenant to Landlord pursuant to a previous lease between Tenant and Landlord dated December 17, 1993, for Suite 226 of the Office Park, and shall be applied to the installments of Monthly Fixed Rent until such credit is exhausted. Tenant shall also pay to Landlord, as "Additional Rent" hereunder, the "Operating Expense- Adjustment" (as defined in Section 7.A.), which includes "Real Estate Taxes" (as defined in Section 7.B.), in accordance with the provisions of Section 7 hereof, and charges for all electricity consumed upon the Premises pursuant to Section 6 hereof, and all other sums chargeable to Tenant hereunder.

         All sums payable by Tenant under this Lease, whether or not stated to be Annual Fixed Rent or Additional Rent, are included in and shall be deemed to be "Rent" payable by Tenant to Landlord under this Lease, and shall be collectible by Landlord as Rent and in the event of a default in payment thereof, Landlord shall have the same rights and remedies as for a failure to pay Annual Fixed Rent (without prejudice to any other right or remedy therefor).

         If the Lease Term commences on a day other than the first day of a calendar month, Tenant shall pay to Landlord, on or before the Commencement Date of the Lease Term, a pro rata portion of the Monthly Fixed Rent from such day until the first day of the following month, such pro rata portion to be based on the number of days during the first full calendar month within the Lease Term.

         Tenant hereby covenants and agrees to pay all Rent when due, and to pay interest to Landlord, as Additional Rent, at the "Overdue Interest Rate" (hereinafter defined) (i) on all overdue installments of Monthly Fixed Rent from the due date thereof to the date of payment and (ii) on all overdue payments of Additional Rent or other sums payable to Landlord hereunder from the due date thereof or from the date of demand for payment, as the case may be, until the date of payment. As used herein, the term "overdue Interest Rate" shall mean and equal. three percent (3%) per annum over the prime interest rate charged from time to time by (i) Mellon Bank in Philadelphia, Pennsylvania, or, at Landlord's election, (ii) the largest commercial bank whose principal office is located in Philadelphia, Pennsylvania. If Landlord, at any time or times, shall accept any payment of Rent after the date that same shall become due and payable, such acceptance shall not excuse delay on subsequent occasions, or constitute, or be construed as, a waiver of any of Landlord's rights hereunder.

5.       Tenant's Obligations.

         Throughout the Lease Term and all renewals and extensions thereof, if any, it shall be the duty and obligation of Tenant, at its sole cost and expense, unless caused by the gross negligence or intentional acts or omissions of Landlord or its agents, employees, contractors or invitees regardless of the cause or fault, to take good care of the Premises, including, but not limited to, maintenance of the plumbing, interior walls and surfaces (including the interior surface of exterior walls) , windows, window glass, plate glass, doors, floors and all other parts of the Leased Premises and all other improvements on the Leased Premises in good repair and condition, normal wear and tear and casualty excepted. (as used in Section 15) Tenant shall be responsible for the cost and expense of all repairs, maintenance and replacements, ordinary as well as extraordinary, foreseen as well as unforeseen, necessary to maintain the Premises in good repair and condition (ordinary wear and tear and casualty (as used in Section 15) alone excepted). All repairs, replacements and renewals, when necessary, made by Tenant shall be performed in a good and workmanlike manner, and shall be equal in quality and class to the original work. It is understood that Tenant shall have the benefit of contractor and manufacturing warranties and guarantees to the extent provided in Section 3 above in connection with Tenant's discharge of its obligations under this paragraph, and that Tenant shall have no obligation to make any structural repairs to the Building unless the need therefor is caused by Tenant's (or its agents' or employees') acts or negligence or breach of its obligations under this Lease and then to the extent such structural repairs are not covered by landlord's insurance on the Building, including any applicable Landlord deductibles.

         Landlord, for Tenant's account, shall obtain a maintenance and service contract covering the components of the Building ("HVAC") that serve solely the Leased Premises, and Tenant shall reimburse Landlord, as Additional Rent, for the entire cost and expense of such contract.

         During the Lease Term, and any renewal or extension thereof, Tenant shall, at Tenant's sole cost and expense, provide janitorial, trash removal and pest control services to the Leased Premises necessary to keep the Leased Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests.

         In addition, in performance of Tenant's obligations hereunder, Tenant shall, at Tenant's sole cost and expense, promptly comply with all laws, statutes, ordinances, regulation, orders and requirements of all federal, state, county, township, municipal, local or other governmental authorities having jurisdiction over Tenant and/or its use and Occupancy of the Leased Premises and/or any work being performed by Tenant, and the appropriate departments, commissions, boards and officers thereof, and with the orders, rules and regulations of the Board of Fire Underwriters or another body hereafter constituted exercising similar functions thereto. Tenant shall promptly pay for all work performed pursuant to its repair and maintenance obligations.

         If Tenant fails or neglects to proceed with due diligence to commence and complete any and all repairs and/or replacements in accordance with its obligations hereunder, Landlord, 30 days after the mailing of written notice to Tenant (except [a] where such repairs and/or replacements by their nature require a longer period of time to complete, as said time period is agreed to in writing by Landlord, or [b} in the case of an emergency, in which case no written notice shall be required to Tenant), may enter upon the Leased Premises and cause such repairs and/or replacements to be made for the account and at the expense of Tenant, and Tenant shall pay to Landlord, as Additional Rent hereunder, all charges for such repairs and/or replacements within 30 days after receipt of a bill for such charges.

         Tenant shall, within 15 days after notice from Landlord, discharge any mechanics' lien for material or labor claimed to have been furnished to the Leased Premises on Tenant's behalf, and shall indemnify, defend and hold Landlord harmless from any and all loss and costs incurred by Landlord in connection with any mechanics' lien claims as may be filed against the Premises, the Building or the Lot by reason of work or materials ordered by Tenant. The provisions of this paragraph shall not be applicable to work performed by Landlord pursuant to Section 43 of this Lease.

         Tenant shall surrender the Leased Premises at the expiration of the Lease Term or at the earlier termination of this Lease, broom clean and in the same condition as when received, except for ordinary wear and tear and casualty alone excepted (as used in Section 15).

6.       Operation and Services.

         Landlord shall furnish to Tenant and the Leased Premises, as long as Tenant is not in default under any of the provisions of this Lease, through Landlord's employees or independent contractors, such services and facilities that are equal in scope and, quality as those being customarily provided by landlords of office buildings of comparable quality and size to the Building in the vicinity of the Building.

         Hot and cold water for normal lavatory purposes and cold water for drinking purposes shall be provided by Landlord to all lavatories in the Building twenty-four (24) hours a day, seven days a week. If Tenant requires water for additional purposes, Tenant shall pay the cost thereof as shown on a meter to measure such additional consumption to be installed and maintained on the Leased Premises at Tenant's sole cost and expense.

         Electric service shall be furnished to the Leased Premises Twenty-Four
(24) hours a day, seven days a week in amount(s) sufficient to operate the fixtures, appliances and equipment referred to below; and Tenant shall pay, either directly to the public utility supplying such electricity (if a separate meter is installed upon the Premises to measure consumption by Tenant), or to Landlord as Additional Rent (if a sub-meter is installed upon the Premises), all charges for all electricity consumed upon the Premises. In the case of a sub-meter upon the Premises, Tenant shall pay Additional Rent to Landlord for metered electric consumption based upon the rates then payable to the public utility company supplying electricity to the Building. Landlord shall be responsible for the cost and the expense of installing a separate meter or sub-meter to measure the electricity consumed by Tenant upon the Premises; and the cost of same shall be deemed to be a cost of the "Improvements" (as defined in Section 43). See Page 9A

         Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished on the Leased Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity. Tenant's use of electric energy in the leased Premises shall not at any time exceed the capacity of any of the electric conductors and equipment in or otherwise serving the Leased Premises, it being understood and agreed that the capacity of the Building electrical system is such as to allow, with the modifications set forth in Exhibit "E" the use and operation of normal office equipment and machines as described in the following sentence, as well as the lighting fixtures and other electrically powered items, if any, which are included in the Improvements to be provided by tenant. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord's prior written consent in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment other than lamps, typewriters and similar small office machines which operate on a voltage in excess of 110 or make any alterations or additions to the electric system of the Premises except as provided in Exhibit "E". Should Landlord grant such consent for any such alterations or additions, all additional risers or other equipment required therefor shall be provided by Landlord and all costs and expenses thereof shall be paid by Tenant as Additional Rent upon Landlord's demand.

7.       Escalation.

         A.   Operating Expense.

         Subject to the terms of the second following sentence, Tenant shall pay to Landlord, as Additional Rent hereunder, an amount equal to Tenant's Percentage of Building, as set forth in Section 1(e), of all operating, maintenance, management, and repair expenses incurred by Landlord in connection with the ownership and operation of the Building, the Lot and the Premises for any "Operating Year" (as defined below), including without limitation the items described hereafter as "Operating Expense" in Section 7.A. (ii); said payments shall be made by Tenant in the manner and to the extent as set forth in Section 7.c. The amount of Tenant's Percentage of Building of such expenses is hereinafter referred to as the "Operating Expense Adjustment." If Tenant occupies the Leased Premises for less than a full Operating Year during the Lease Term, the Operating Expense Adjustment shall be prorated on a per-diem basis based upon the amount of time in such Operating Year that Tenant occupies the Leased Premises. If the Building is not fully occupied during any Operating Year during the Lease Term, Tenant's Percentage of Building shall be recalculated for the purposes of determining Tenant's Operating Expense Adjustment pursuant to this Section 7, except that such recalculation shall only be for those expenses of the Operating expense that vary with the occupancy of the Building. For the purposes of said recalculation, the total rentable square feet in the Building shall be deemed to equal the average (calculated on a month-by-month basis) of the rentable area of the Building occupied during the applicable Operating Year.

         As used in this Section 7.A., the following words and terms shall be defined as hereinafter set forth:

         (i) "Operating Expense Statement" shall mean a statement in writing prepared by Landlord's Agent, setting forth in reasonable detail: (a) the Operating Expense for the Operating Year (or portion thereof if less than a full Operating Year) immediately preceding the Operating Year in which the statement is issued, (b) Tenant's Operating Expense Adjustment for such preceding Operating Year, prorated if only a part of the Operating Year falls within the Lease Term, (c) the amount of payments of "Monthly Expense Estimate" (as defined below) made by Tenant in the Operating Year immediately preceding the Operating Year in which the statement is issued, and (d) the Monthly Expense Estimate for each month during the Operating Year in which the Operating Expense Statement is issued. The Operating Expense Statement for each Operating Year shall be prepared in accordance with the terms of this Lease and standard accounting practice applicable thereto, and shall be set forth in a financial statement certified by Landlord to be true and correct, which statement shall be available for inspection by Tenant, for a period of thirty (30) days after its release to Tenant, at Landlord's office at the Office Park during normal business hours. The Operating Expense Statement shall constitute a final determination as between Landlord and Tenant of Tenant's Operating Expense Adjustment for any Operating Year.

         (ii) "Operating Expense" shall mean the following reasonable expenses incurred by Landlord in connection with the operation, repair, maintenance and management of the Building, the Lot and the Leased Premises:

               (a)  Real Estate Taxes (as defined in Section 7(B));

               (b) All reasonable costs and expenses incurred with respect to the maintenance and repair of (i) the Lot, including without limitation the grounds, parking areas (including resurfacing and repainting), sidewalks and landscaping and snow removal, (ii) the Building (excluding structural repairs thereto except as otherwise provided in subparagraph (k) below) and (iii) the Leased Premises, and the reasonable costs and expenses of all labor, contractors, supplies equipment and material incidental thereto; reasonable

               (c) Janitorial and cleaning costs and expenses for the Building (including window washing) and the costs of labor, contractors, material, supplies and equipment used in connection therewith;

               (d) The costs and expenses of all rubbish removal and the costs of labor, contractors, material, supplies and equipment used in connection therewith;

               (e) The costs and expenses of licenses, permits and similar fees and charges related to the operation, repair and maintenance of the entire Building and Lot (excluding the costs and expenses of same related to structural repairs to the Building except as otherwise provided in subparagraph (k) below);

               (f) Wages payable to employees of Landlord whose duties are connected with the operation and maintenance of the entire Building and Lot, including payroll taxes, unemployment insurance costs, and fringe benefits imposed on Landlord for all Office Park on-site personnel;

               (g)  Reasonable management fees for the Building and Lot;

               (h) Amounts paid to contractors and subcontractors for work or services performed in connection with the operation and/or maintenance of the entire Building and Lot (excluding amounts paid for work or services performed in connection with structural repairs to the Building except as otherwise provided in subparagraph (k) below);

               (i) Building square foot prorated Office Park administration costs, including expenses incurred for the operation of the management office and reasonable rental charges for the management office;

               (j) The costs and expenses of all utilities not directly metered to and paid by Tenant (other than charges for electricity consumed by Tenant at the Premises, payments for which to be as provided in Section 6 hereof);


               (k) The costs and expenses of any capital improvements to the Building, the Lot and the Leased Premises, whether structural or non-structural, required -by law (but which was not so required at the time of execution of this Lease) or which reduce other operation and/or maintenance expenses, such costs and expenses to be amortized over the reasonable useful life of the capital improvement, together with interest on the unamortized balance of the cost;

               (1) The reasonable costs and expenses associated with all maintenance and service agreements on equipment, including without limitation alarm service, heating, air conditioning, ventilating, roof repair, electrical, elevator (where applicable) and window cleaning and maintenance and the costs and expenses incurred in the maintenance and repair of the Building heating, air-conditioning, ventilating, plumbing, electrical and elevator (where applicable) systems of the Building and the costs of labor, material, supplies, and equipment used in connection with all of the aforesaid;

               (m) Insurance premiums and other charges incurred by Landlord with respect to all insurance relating to the Building and the Lot and the operation and maintenance thereof, including, without limitation, fire and extended coverage insurance, including windstorm, hail, explosion, riot, rioting attending a strike, civil commotion, aircraft, earthquake, vehicle and smoke insurance, public liability insurance, elevator insurance (where applicable) , workmen's compensation insurance, boiler and machinery insurance, rent insurance, use and occupancy insurance, and health, accident and group life insurance of all employees Landlord;

               (n) Reasonable auditing and accounting fees, including accounting fees incurred in connection with the preparation of the Operating Expense Statements;

               (o) Sales and excise taxes and similar taxes upon any of the expenses listed herein;

               (p) Legal fees with respect to the Office Park other than those incurred in the negotiation or enforcement of tenant leases; and

               (q) Any and all other expenditures by Landlord which are properly expensed in accordance with generally accepted accounting principles consistently applied with respect to the operation, repair, maintenance, protection and management of first class office buildings in the vicinity of the Office Park.

         As used in this Section, interest shall mean and equal three percent (3%) per annum over the prime interest rate announced from time to time by (i)) Mellon Bank in Philadelphia, Pennsylvania or, at Landlord's election, (ii) the largest commercial bank whose principal office is located in Philadelphia, Pennsylvania.

         To the extent that any of the aforesaid Operating Expenses are incurred and/or contracted by Landlord for the Office Park as a whole, Landlord shall reasonably allocate same to the Building and the Lot; but if Landlord, in Landlord's sole discretion, does not allocate same to individual lots and buildings, then, in that event, Operating Expense shall include only a pro-rata share of such expenses based upon the rentable areas of the Building and of the Office Park as a whole.

         Notwithstanding the foregoing, "Operating Expense" shall not include expenditures for any of the following:

               (a) Repairs or other work occasioned by fire, windstorm or other insured casualty or hazard, to the extent that Landlord shall receive proceeds of such insurance;

               (b) Leasing commissions, advertising expenses and other costs incurred in leasing or procuring new tenants;

               (c) Repairs or rebuilding necessitated by condemnation;

               (d) Depreciation and amortization of the Building, other than depreciation or amortization of equipment, devices or installations described in Sections 7.A. (ii) above;

               (e) The salaries and benefits of executive officers of Landlord, if any; or

               (f) Ground lease payments or interest and principal payments on any mortgage or other indebtedness of Landlord; or

               (g) Legal, accounting or other expenses related to Landlord's refinancing, financing mortgaging or selling of any portion of the Building;

               (h) The cost of correcting latent structural defects in the Building;

               (i) Fines, penalties, judgments or legal fees or court costs incurred for violation of laws or ordinances by Landlord;

               (j) expenses incurred by Landlord in providing services for the sole benefit of other Building tenants;

               (k) expenses incurred by Landlord to cause the Office Park to comply with Landlord's Environmental Statutes (as defined below and as in effect on the date of this Lease); and

               (l) costs of constructing tenant improvements for other tenants in the Building.

         (iii) "Operating Year" shall mean each calendar year, or such other 12 month period as Landlord may adopt as its fiscal year, occurring during the Lease Term.

         B.    Real Estate Taxes Defined.

         "Real Estate Tax" shall mean all taxes, liens, charges, imposts and assessments of every kind and nature, ordinary or extraordinary, foreseen or unforeseen, general or special, levied, assessed or imposed by any governmental authority on and/or with respect to the Lot and the Building which Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Lot and the Building. Notwithstanding the foregoing:

               (a) there shall be excluded from Real Estate Tax all income taxes, excess profit taxes, excise taxes, franchise taxes, estate, succession, inheritance and transfer taxes and penalties due to Landlord's lateness or failure to pay Real Estate Tax due provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed or supplemented so that in lieu of or in addition to the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot or the Building, br any other federal, state, county, municipal or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part upon any such gross rents or any other tax assessed on Landlord or the Lot or the Building which is imposed, in whole or in part, in substitution for or in lieu of any other tax which would otherwise constitute a Real Estate Tax, then any and all of such taxes, assessments, levies or charges shall be deemed to be included within the term "Real Estate Tax", but only to the extent that the same would be payable if the Lot and the Building were the only property of Landlord; and

               (b) there shall be excluded from Real Estate Tax any tax which Landlord may be required by law to collect from Tenant for payment to any governmental authority, which Tenant shall pay separately to Landlord upon demand as Additional Rent hereunder if and to the extent Landlord is required by law to collect such tax for any such governmental authority; and

               (c) there shall be applied against Real Estate Tax any refunds of Real Estate Tax received in such Operating Year, provided, however, that the expenses of any contests (administrative or otherwise) of tax assessments or proceedings for refunds incurred shall be included in the Operating Year in which same are incurred

         C.    Payment of Operating Expense Adjustment as Additional Rent.

         Tenant shall pay to Landlord, as Additional Rent hereunder, Tenant's Operating Expense Adjustment, as follows:

               (a) Beginning with the Commencement Date and continuing thereafter on the first day of each month until receipt of the Operating Expense Statement with respect to the Operating Year during which the Lease Term commences, Tenant shall pay to Landlord an amount set by Landlord which is sufficient to pay Landlord's estimate of the Operating Expense Adjustment for the current Operating Year (or portion thereof) prior to the expiration of the current Operating Year (the "Monthly Expense Estimate"). The Monthly Expense Estimate for a period less than a full calendar month shall be duly prorated.

               (b) Within 120 days after the end of each Operating Year, Landlord shall furnish Tenant an Operating Expense Statement. Within thirty (30) days following the receipt of such Operating Expense Statement (the "Expense Adjustment Date"), Tenant shall pay to
         Landlord: (i) the amount by which the Operating Expense Adjustment for the Operating Year (or portion thereof) covered by the Operating Expense Statement exceeds the aggregate of Monthly Expense Estimates paid by Tenant with respect to such Operating Year (or portion thereof); and (ii) the amount by which the Monthly Expense Estimate for the current Operating Year as shown on the Operating Expense Statement multiplied by the number of months elapsed in the current Operating Year (including the month in which payment is made) exceeds the aggregate amount of payments of the Monthly Expense Estimate theretofore made in the Operating Year in which the Operating Expense Statement is issued.

               (c) On the first day of the first month following receipt by Tenant of any annual Operating Expense Statement and continuing thereafter on the first day of each succeeding month until the issuance of the next ensuing Operating Expense Statement, Tenant shall pay Landlord the amount of the Monthly Expense Estimate shown on the Operating Expense Statement.

               (d) If on any Expense Adjustment Date Tenant's payments of the installments of the Monthly Expense Estimate for the preceding or current year's Operating Expense Adjustment is greater than the actual Operating Expense Adjustment for such preceding Operating Year or Monthly Expense Estimate for the current year, Landlord shall credit Tenant with any excess, which credit may be offset by Tenant against next due installments of Additional Rent. If the Lease Term has expired prior to the Expense Adjustment Date for the applicable Operating Year and if Tenant's payments of Monthly Expense Estimate either exceeds or is less than the Operating Expense Adjustment, Landlord shall send the Operating Expense Statement to Tenant, and an appropriate payment from Tenant to Landlord or refund from Landlord to Tenant shall be made on the Expense Adjustment Date.

8.       Condition of the Premises.

         Tenant represents that the Leased Premises have been examined by Tenant. Subject to Landlord's constructing the Improvements as described in
Section 43 and to the provisions of Section 3, tenant hereby accepts and leases the Leased Premises in their "AS-IS" condition. Tenant acknowledges that neither Landlord nor Landlord's agents, representatives, employees, servants or attorneys have made any representations or promises, whether express or implied, concerning the condition of the Leased Premises, and agrees that Landlord shall have no obligation to make any alterations or improvements to the Leased Premises except as otherwise expressly set forth in this Lease.

9.       Alterations and Fixtures.

         Tenant shall not make any alterations, improvements or additions to the Leased Premises with out the prior written approval of Landlord except that Tenant may, after giving Landlord written notice thereof (which notice shall contain a detailed description of any contemplated alterations or improvements), make alterations, improvements and/or additions to the Premises that (a) total less than $5,000.00 and (b) involve interior non-structural work to the Premises. All alterations or improvements made to the Premises (other than the Improvements (as hereinafter defined) shall be performed by Tenant at Tenant's sole cost and expense, in a good and workmanlike manner and in compliance with all laws, statutes, ordinances, regulations, orders and requirements of all federal, state, county, township, municipal, local or other governmental authorities having jurisdiction thereof. Tenant shall, within 15 days after notice from Landlord, discharge any mechanics' lien for material or labor claimed to have been furnished to the Leased Premises on Tenant's behalf, and shall indemnify, defend and hold Landlord harmless from and against any and all loss and costs incurred by Landlord in connection therewith. Tenant shall have the right to remove any equipment, trade fixtures and furniture installed in the Leased Premises by Tenant, exercisable (i) during and (ii) at the expiration of the Lease Term or any renewal thereof, provided that Tenant repairs all damage caused to the Premises by said removal. Tenant shall not remove any alterations, fixtures or improvements from the Premises without Landlord's prior written approval. Landlord, by notice to Tenant in writing not later than thirty (30) days after the expiration of the Lease Term or any renewal thereof, may request that Tenant remove (i) any of said alterations, fixtures or improvements caused to be made to the Premises or the Building by Tenant, or by Landlord on Tenant's behalf (other than the Improvements) or (ii) any of the fixtures, equipment and furniture caused to be installed in the Premises or the Building by Tenant, or by Landlord on Tenant's behalf (other than the Improvements), and, if Landlord so requests, Tenants shall remove each of said items listed in the request on of before the Expiration Date or within thirty (30) days of Landlord's notice, whichever is later, and shall repair any damage caused to the Leased Premises and the Building by said removal. If Landlord requests such removal and Tenant fails to perform same. or fails to repair any damage caused by such removal on or before the time provided herein, Tenant agrees to reimburse and pay Landlord for the reasonable cost of removing same and/or the reasonable cost of repairing any damage to the Leased Premises and Building caused by said removal. All of said alterations, improvements, fixtures, equipment and furniture remaining on the premises after the Expiration Date, or at such sooner termination date of this Lease, shall become the property of Landlord unless Landlord shall have given notice to Tenant requesting removal of same as provided herein.

10.      Landlord's Approval of Tenant's Repairs and Alterations.

         During the Lease Term, if (a) Tenant (i) is obligated under the provisions of this Lease to make any repairs and/or replacements to the Leased Premises, or (ii) desires to make any alterations or improvements to the Premises, and (b) (i) the estimated cost thereof will exceed the sum of Five Thousand and 00/100 ($5,000.00) Dollars, or (ii) the exterior or structure of the Leased Premises or the Building are involved, then Tenant shall not commence same without first obtaining Landlord's prior written approval to the plans and specifications of the proposed work, which prompt approval may be withheld at Landlord's sole discretion. In granting its approval, Landlord, in its sole reasonable discretion, may require Tenant to deposit security with Landlord (the amount of such security to be determined solely by Landlord) to assure the removal by Tenant of such alterations and improvements and the restoration and repair of the Leased

Premises upon the Expiration Date or sooner termination of this Lease. All such work shall be performed by a contractor reasonably acceptable to Landlord and under the supervision of a registered architect or a registered engineer reasonably acceptable to Landlord. All such work shall be performed in a good and workmanlike manner and in compliance with all laws, statutes, ordinances, regulations, orders and requirements of all federal, state, county, township, local or other governmental authorities having jurisdiction thereof. Prior to the commencement of any work in connection with all repairs, replacements, alterations or improvements to the Leased Premises to be performed by Tenant pursuant to any of the provisions of this Lease, Tenant shall supply Landlord in every case with satisfactory evidence of the following items: (a) the procurement of all necessary permits and authorizations from the various governmental authorities having jurisdiction over the Leased Premises, (b) the due filing of a satisfactory waiver against mechanics' liens, (c) Tenant's workmen's compensation insurance, public liability insurance, and property damage insurance in amounts, form and content, and with companies satisfactory to Landlord, and Cd) Contractor's workmen's compensation insurance, public liability insurance, and property damage insurance in amounts, form and content, and with companies satisfactory to Landlord. Tenant shall, within 15 days after notice from Landlord, discharge any mechanics' lien for material or labor claimed to have been furnished to the Leased Premises on Tenant's behalf, and shall indemnify, defend and hold Landlord harmless from any and all loss and costs incurred by Landlord in connection therewith.

11.      Rules and Regulations.

         Rules and regulations governing the use and occupancy of the Building, the Leased Premises and/or the Office Park may be promulgated from time to time by Landlord upon written notice to Tenant; provided that no such rule or regulation applicable to Tenant or the Leased Premises shall be inconsistent with the provisions of this Lease or the rights of use and occupancy afforded to Tenant hereunder. Any such promulgated rules and regulations shall be deemed to be a part of this Lease with the same force and effect as though written herein. Tenant shall faithfully observe such rules and regulations and shall cause its employees, servants, officers, invitees, contractors and agents to faithfully observe same.

12.      Permitted Use.

         Tenant shall use and occupy the Leased Premises only in conformity with law and in compliance with a certain Declaration of Covenants, Conditions and Restrictions dated February 28, 1983 and recorded on March 1, 1983 in Montgomery County Deed Book 4702, page 1770, and for the purposes permitted under Section 1(m) hereof and for no other purposes. Tenant shall not use or permit any use of the Leased Premises which creates any safety hazard, which would be dangerous to the Leased Premises, the Building or the occupants of same, or which would be disturbing to any adjacent tenants in the Building or tenants of any adjacent building, or which would cause any increase in premium for any insurance which the Landlord may then have in effect with respect to the Leased Premises and/or the Building generally. Tenant shall not do any of the following in connection with the Leased Premises:

               (a) install, use or operate any machinery or equipment that is harmful to the Leased Premises or the Building;

               (b) place any weights in any portion of the Leased Premises beyond the safe carrying capacity of the floors thereof;

               (c) commit waste or permit waste to be committed or allow any nuisance on or in the Leased Premises or the Building;

               (d) vacate or desert the Leased Premises during the Lease Term except in the event of a permitted sublease or assignment of this Lease in accordance with Section 23, unless Tenant shall first have requested and obtained Landlord's consent, which consent, inter alia, shall depend and be conditioned on Landlord's being furnished with such assurances as Landlord may require of the continuing performance by Tenant of its obligations under this Lease;

               (e) do or permit to be done any act in violation of(i)the laws, statutes, ordinances, regulations, orders or requirements of any governmental authority having jurisdiction over the Leased Premises,
         (ii) the provisions of the fire or other insurance policies covering the Leased Premises and/or the Building now or thereafter obtained by Landlord or Tenant, or (iii) the rules and regulations promulgated by Landlord pursuant to Section 11.

13.      Environmental Matters

         A.    Hazardous Materials

               Except as otherwise provided herein and except as may be permitted pursuant to the provisions of Sections 13 (B) and 13 (C) below, Tenant shall not bring, allow, use, permit upon, generate or create at, or emit or dispose from, the Lot, the Building or the Leased Premises, temporarily or otherwise, any toxic or hazardous gaseous, liquid or solid materials or waste which may or could pose a hazard to the health or safety of the current or future occupants of the Leased Premises, the Building or the Lot, or to the owners or occupants of property adjacent to or in the vicinity of the Lot, including, without limitation, any "hazardous substances" within the meaning of the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Pub. L. No. 99-499, 100 Stat. 1613 (Oct. 17, 1986), any "toxic chemical" or "extremely hazardous substance" as defined or listed pursuant to Title III of "SARA", "regulated substances", as defined in title I of the federal Resource Conservation and Recovery Act, 42 U.S.C. Sections 6991, as amended by Section 205 of the Superfund Amendments and Reauthorization Act of 1986, or "hazardous waste", as defined under the Pennsylvania Solid Waste Management Act, Pa. Stat. Ann. title 35 Sections 6018.101 to 6018.1003 (Purdon Supp. 1986), as any of such laws may be amended from time to time, or any regulated substances or wastes under any laws which may be enacted in the future by federal, state or local governmental authorities concerning protection of the environment. All such materials, substances, chemicals and wastes are hereinafter referred to as "Hazardous Materials"

         B.    Certain De Minimis Use of Hazardous Materials

               Landlord recognizes that the fluids, and toner materials, and other substances used in current office photocopying equipment, computer printers and other office equipment and in chemical compounds routinely used for light office cleaning and housekeeping may contain chemicals which are Hazardous Materials. Landlord agrees that the provisions of Section 13 (A) shall not be regarded as prohibiting Tenant's use of such normal office materials so long as the quantities are limited to amounts required for normal office use and the materials are contained, stored and used in conformity with manufacturers' recommendations and all applicable laws, statutes, ordinances, regulations and orders now existing or hereinafter enacted.

         C.   Uses of Hazardous Materials in Tenants Business Operations

              Landlord recognizes that in addition to the materials addressed in
Section 13(B), Tenant will handle store, use, and dispose of certain substances as specified in Exhibit "F," which are Hazardous Materials in the course of its usual business operations at the Lot, the Building and the Leased Premises ("Business Materials"). Landlord agrees that the provisions of Section 13 A shall not be regarded as prohibiting Tenant's handling, storage, use, and disposal of such Business Materials so long as (1) the quantities are limited to amounts contained, stored and used in conformity with manufacturers' recommendations and all applicable laws, statutes ordinances, regulations and orders now existing or hereinafter enacted, including, without limitation the Environmental Statutes, (2) waste Business Materials are not disposed of anywhere on the Leased Premises or in the Office Park, and (3) waste Business Materials are disposed of in conformity with all applicable laws, statutes, ordinances, regulations and orders now existing or hereinafter enacted, including, without limitation the Environmental Statutes; provided, however, Tenant represents and warrants to Landlord that in addition to its compliance with all Environmental Statutes (i) the Business Materials will not be stored in any above-ground or below-ground storage tanks, and (ii) the waste Business Materials will be disposed of promptly and in any event within 30 days.

         D.   Compliance with Law, Site Contamination

         Without limiting the provisions set forth in Section 13 (A) above, and without qualification by the provisions of Sections 13(B) and 13(C):

              (1) Tenant shall conduct all of its operations at and around the Leased premises in compliance with all statutes, ordinances, regulations, and orders pertaining to protection of public health, safety, welfare and the environment, including but not limited to, those statutes enumerated in Section 13(A) hereinabove, now existing or hereafter enacted, or requirements of common law, concerning (a) its operations, (b) construction of any improvements, (c) handling of any materials, (d) discharge, release or emission of any material into the environment, (e) storage, treatment, or disposal of any waste, or (f) maintenance of bonds, insurance or other forms of financial responsibility for claims or closure, at or connected with Tenant's operations at the Leased Premises (collectively, the "Environmental Statutes"). Tenant shall obtain all permits, licenses, or approvals and shall make all notifications as required by any of the Environmental Statutes. Tenant shall at all times comply with the provisions of any and all such permits, licenses, approvals, or notifications. Tenant shall allow Landlord or its agent to inspect and, upon request, shall provide to Landlord copies of: (a) applications or other materials submitted to any governmental agency in compliance with any of the Environmental Statutes;
(b) any notification submitted to any person or entity pursuant to any of the Environmental Statutes; (c) any permit, license, approval and any amendment or modification to any permit, license or approval granted pursuant to any of the Environmental Statutes; (d) any record or manifest required to be maintained pursuant to any of the Environmental Statutes; and (e) any correspondence, notice of violation, summons, order, complaint, or other document received by Tenant pertaining to compliance with any of the Environmental Statutes or in connection with Restricted Activities.

              (2) Tenant shall not cause or allow the contamination of the Leased Premises, the Building or the Lot, by or through any of the activities set forth in Section 13(C)(l) hereof ("Restricted Activities") or by any Hazardous Material. Tenant shall at all times handle Hazardous Materials in a manner which will not cause an undue risk of contamination of the Leased Premises, the Building or the Lot. For purposes of this Section 13, the term "contamination" shall mean the uncontained presence of Hazardous Materials, or damage resulting from Restricted Activities at the Leased Premises, the Building or the Lot, that requires any remedial action, including investigation, studies and interim remedial actions, under any of the Environmental Statutes.

         E.   Indemnification

              Tenant, and its successors and assigns, shall indemnity and hold harmless Landlord, and its successors and assigns, of, from and against any and all expense, loss or liability suffered by Landlord, or its successors or assigns, by reason of Tenant's, or its successors' or assigns', breach of any of the provisions of this Section 13, whether such expense loss or liability is direct or indirect, foreseen or unforeseen, including, but not limited to, (1) any and all reasonable expenses that Landlord or its successors and assigns may incur in complying with any of the Environmental Statutes, (2) any and all reasonable costs that Landlord, or its successors or assigns, may incur in studying or remedying any contamination, (3) any and all fines or penalties assessed upon Landlord, or its successors or assigns, by reasons of failure of Tenant, or its successors and assigns, to comply with the provisions of this
Section 13, (4) any and all loss of value of the Leased Premises, the Building or the Lot, by reasons of such failure to comply, and (5) any and all legal fees and costs incurred by Landlord, or its successors or assigns, in connection with any of the foregoing.

         F.   Inspections

              Landlord and any environmental consultant retained by Landlord may, from time to time, at reasonable times, after reasonable prior notice and accompanied by a representative of Tenant (except in the event of an emergency), enter the Leased Premises to conduct reasonable inspections, tests, samplings or other investigations in connection with Tenant's obligations under the provisions of this Section 13.

         G.   Remedies

              Tenant agrees that a breach by Tenant of any of the provisions of this Section 13 shall be a breach that requires immediate equitable relief. Therefore, in the event of a breach by Tenant of any of the provisions of this
Section 13, Landlord shall have the right, in addition to the remedies provided in Section 25 hereof and all other remedies available at law or equity, to obtain injunctive relief.

         H.   Survival

              The provisions of this Section 13 shall survive the expiration or sooner termination of the Lease Term. No subsequent modification or termination of this Lease by agreement of the parties or otherwise shall be construed to waive or to modify any provisions of this Section 13 unless the termination or modification agreement or other document so states in writing.

         I. Compliance with Law. Landlord, without inquiry, has no knowledge nor has Landlord received any notice from any governmental agency to the effect that any activities at the Building, the Lease Premises and the Lot since Landlord's acquisition of the Lot have been or are being conducted in violation in any material respect with any laws or regulations concerning repairs or construction of any improvements, handling of any materials, discharges to the air, soil, surface, or groundwater, or storage or disposal of any waste at the Building, the Leased Premises or the Lot. To its actual knowledge, Landlord possesses all of the permits, licenses, and similar approvals necessary to conduct Landlord's activities at the Building, the Leased Premises and the Lot, and no Hazardous Materials are present at the Building, the Leased Premises or the Lot at the date hereof.

14.      Interruption of Services.

         If Landlord is prevented or delayed in performing any work or providing any services to the Leased Premises as set forth in this Lease, (including, but not limited to, any slow-down, interruption or stoppage of any such services for any reasons) Landlord shall not be liable to Tenant for damage to persons or property or be in default hereunder as a result thereof, and Tenant shall not be entitled to any abatement or reduction in Rent by reason thereof (provided, however, that Landlord shall not include within or attribute to Operating Expense the cost and expense related to any such service not provided by Landlord), nor shall the same give rise to a claim in Tenant's favor that such absence of Building services constitutes actual or constructive, total or partial, eviction or renders the Leased Premises untenantable.

         Landlord, hereby reserves the right to stop, slow-down or interrupt any service or utility system, when necessary by reason of malfunction, breakage, accident or emergency, until necessary repairs and/or replacements have been completed, provided, however, that in each instance of stoppage, slow-down or interruption, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage, slow-down or interruption and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

         Landlord shall not be liable in any way to Tenant nor shall there be any abatement or reduction in rent for any failure or defect in the supply or character of electric energy or other utility furnished to the Leased Premises by reason of any requirement, act or omission of the public utilities serving the Building and/or the Leased Premises unless such failure or defect was caused by the intentional act or gross negligence of Landlord, its agents or employees; but if such failure or defect is caused by the act or negligence of Landlord or of its contractor(s) and the failure continues for more than seventy-two (72) hours during regular business days, Tenant's sole right, remedy and composition therefor shall be that Rent shall abate proportionately for the period during which the failure continues.

         Tenant's use of electric energy in the Leased Premises shall not at any time exceed the capacity of any of the electric conductors and equipment in or otherwise serving the Building and/or the Leased Premises. If Tenant, in the sole judgment of Landlord, utilizes electricity, water or any other utility in any excessive or unreasonable manner, then Landlord shall have the right to require Tenant to pay for the installation of a separate meter for any such utility and to pay for the cost of the use of such utilities as determined by such meter, both as Additional Rent hereunder.

15.      Fire or Other Casualty.

         Tenant agrees to give prompt notice to Landlord of any damage or destruction of the Leased Premises by fire or other casualty.

         If, during the Lease Term, or any renewal or extension thereof, the Building and/or the Leased Premises are so damaged by fire or other casualty that in Landlord's sole determination the Leased Premises are rendered unfit for occupancy, then, at Landlord's option and upon written notice thereof to Tenant, the Lease Term shall terminate as of the date of the occurrence of such damage, and Tenant shall pay to Landlord Rent apportioned to the date of termination, and Landlord may enter upon and repossess the Leased Premises without further notice to Tenant. If Landlord does not elect to terminate the Lease Term as aforesaid, then Landlord shall repair and restore the Building and/or the Leased Premises and Landlord may enter and possess the Leased Premises for that purpose, and if Tenant is deprived of the Leased Premises during such repairs and restoration, then Annual Fixed Rent only shall be equitably reduced, apportioned or suspended during the period of time for such repairs and restoration. Notwithstanding anything herein contained, Tenant may cancel and terminate this Lease in the event that "substantial Completion" of the Leased Premises would, in Landlord's reasonable judgment, take more than 365 days from the date of casualty, provided that Landlord has not previously supplied Tenant with comparable space elsewhere in the Office Park.

         If, during the Lease Term, or any renewal or extension thereof, the Premises and/or the Building are so damaged by fire or other casualty that such damage does not render the Premises unfit for occupancy, then Landlord will promptly and in a good and workmanlike manner repair whatever portion, if any, of the Premises or of the Building which may have been damaged, and during such repairs Tenant with Landlord's consent, and the consent of applicable insurance companies and governmental authorities, may continue in possession of the Premises and Annual Fixed Rent and the Additional Rent will not be reduced, apportioned or suspended, except proportionately to the areas of the Premises which has been damaged and reasonably cannot be utilized by Tenant until the repairs are completed.

         Notwithstanding any other provisions of this Section, if any damage is caused by or results from, the negligence of Tenant, those claiming under Tenant, or their employees, servants, officers, contractors or invitees, respectively, Rent shall not be reduced, suspended or apportioned and Tenant shall pay, as Additional Rent hereunder upon demand by Landlord, the cost of any repairs and/or restorations, made or to be made, as a result of such damage to the extent such repairs are not covered by the insurance Tenant is required to maintain pursuant to Section 17 of this Lease and are not covered by Landlord's insurance on the Building, including any applicable Landlord deductibles.

         Tenant acknowledges notice from Landlord that (i) while Landlord shall maintain appropriate insurance on the Building, which will extend to those components of the Improvements which become part thereof, Landlord shall not obtain insurance of any kind on Tenant's alterations or improvements as may be made by Tenant as referenced in Section 9, or upon any of Tenant's fixtures, equipment and furniture, (ii) it is Tenant's obligation to obtain such insurance at Tenant's sole cost and expense, and (iii) Landlord shall not be obligated to repair any damage thereto or replace the same unless such damage is caused by the intentional act or gross negligence of Landlord, its agents or employees.

         If in the event of any damage to the Leased Premises and/or the Building, the available insurance proceeds are insufficient to repair and/or restore the Building and/or Leased Premises, or if any mortgagee of the Building shall not permit the application of adequate insurance proceeds for repair and/or restoration, or if the casualty not be of the type insured against under standard fire policies with extended type coverage, the Lease Term shall, at the option of Landlord and upon written notice to Tenant, terminate as of the date of the occurrence of such casualty, Tenant shall pay to Landlord Rent apportioned to the date of termination, and Landlord may enter upon and repossess the Leased Premises without further notice to Tenant.

16.      Landlord's Rights to Enter and to Provide Tenant with
         Substitute Premises.

         (a) Tenant shall permit Landlord, Landlord's agents, servants or employees, or any other person or persons authorized in writing by Landlord, upon the giving of twenty-four (24) hours' prior notice to Tenant to enter the Leased Premises during usual business hours (i) to exhibit the same to prospective Building purchasers or prospective or current lenders at any time during the Lease Term or any renewal thereof, and (ii) to exhibit the same to prospective tenants within six (6) months prior to the expiration of the Lease Term or any renewal thereof. A representative of Landlord shall always accompany any such purchaser, tenant or lender on any of the aforesaid inspections. Landlord shall also have the right, within six (6) months prior to the expiration of the Lease Term or any renewal thereof, to display the usual "For Rent" signs in such manner as not to unreasonably interfere with Tenant's business, and Tenant agrees that Tenant shall not disturb any such signs placed upon the Leased Premises. The location of all such signs placed upon the Leased Premises shall be subject to the approval of Tenant, which approval shall not be unreasonably withheld.

         Landlord, its agents, servants or employees, or any other persons authorized in writing by Landlord also may enter the Leased Premises during the hours between 7 a.m. and 6:30 p.m. on business days and 8:00 a.m. and 1:00 p.m. on Saturdays at reasonable hours, and without the giving of notice to Tenant,
(a) to inspect the same, including conducting such tests as Landlord may require, (b) to determine whether Tenant is complying with all its obligations hereunder, (c) to supply janitor and cleaning service and any other service(s) to be provided by Landlord to Tenant under the provisions of this Lease, (d) to make repairs required of Landlord hereunder, or to make repairs to any adjoining space or utility service, or to make repairs, alterations or improvements to any other portion of the Building, and (e) to perform any work therein that may be necessary (i) to comply with any laws, statutes, ordinances, regulations, orders and requirements of all governmental authorities having jurisdiction over the Leased Premises, or (ii) to prevent waste or deterioration of the Leased Premises or the Building; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Landlord may, during the progress of any work in the Leased Premises, keep and store upon the Leased Premises, in areas mutually convenient to Landlord and Tenant, all necessary materials, tools and equipment required for said work. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Leased Premises, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Leased Premises, and any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any emergency circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Leased Premises, or any eviction, actual or constructive, of Tenant from the Leased Premises or any portion thereof.

         Landlord shall use reasonable efforts not to interfere with Tenant's business when it enters the Leased Premises pursuant to this Section 16.

         (b) Landlord shall have the right at any time during the Lease Term, upon giving Tenant not less than sixty (60) days prior written notice, to provide and furnish Tenant with space elsewhere in the Office Park of approximately the same size as the Premises and remove and place Tenant in comparable (i.e., improved) such space, in which event Landlord will pay all reasonable costs and expenses incurred to effect the relocation of Tenant. Should Tenant refuse to permit Landlord to relocate Tenant to such new space at the end of such sixty (60) day period, such refusal shall constitute an Event of Default hereunder entitling Landlord to terminate this Lease as of the end of such sixty (60) day period without the necessity of any further notice or opportunity to cure being afforded to Tenant. If Landlord moves Tenant to such new space, this Lease and all of its provisions shall remain in full force and effect and be deemed applicable to such new space, and such new space shall thereafter be deemed to be the Premises as though Landlord and Tenant had entered into an express written amendment of this Lease with respect thereto.

17.      Insurance.

         A. Tenant shall not do or commit, or suffer or permit to be done or committed, any act or thing as a result of which either (i) any policy of insurance of any kind on or in connection with the Leased Premises shall become void, invalid or suspended, or (ii) the insurance risk on the Building or the Leased Premises shall (in the opinion of the insuring companies) be rendered more hazardous. Tenant shall pay to Landlord, as Additional Rent hereunder, the amount of any increase in premium costs for such insurance resulting from any breach of this covenant.

         B. At Tenant's sole cost and expense, Tenant shall procure and maintain throughout the Lease Term and any renewals or extensions thereof:

         (i) Commercial General Liability Insurance ("Insurance") on a coverage form at least as broad as the most recent edition of Commercial General Liability Form (CG0001) published by ISO Commercial Risk Services, Inc., naming Landlord and Landlord's Agent as Additional Insureds using an endorsement form at least as broad as the most recent edition of Additional Insured-Managers or Lessors of Premises Endorsement Form (CG2011) as published by ISO Commercial Risk Services, Inc. The limits of such insurance shall be no less than:

         Each Occurrence Limit                                        $2,000,000
         General Aggregate Limit                                      $2,000,000
         Products/Completed Operations Aggregate Limit                $2,000,000
         Personal Injury and Advertising Injury Limit                 $2,000,000
         Fire Damage (Any One Fire)                                   $   50,000
         Medical Expense (Any One Person)                             $    5,000

         covering Bodily Injury, Personal Injury and Property Damage Liability occasioned by or arising out of or in connection with the use, operation and occupancy of the Leased Premises. Such Commercial General Liability Insurance policy shall cover events that occur during the policy period regardless of when the claim is made. Such Insurance shall be primary insurance to any other insurance that may be available to

         Landlord. Any other insurance available to Landlord shall be non-contributing with, and excess to, such Insurance.

         (ii)  Workers Compensation As required by state law

         (iii) Employers Liability Insurance

               Bodily Injury by Accident                  $250,000 Each Accident
                           Bodily Injury by Disease       $250,000 Each Employee
                           Bodily Injury by Disease       $250,000 Policy Limit

         (iv) Property Insurance insuring Tenant's business personal property and all tenant improvements in which Tenant has an insurable interest against direct risk of loss, and insuring Tenant's business income. Such coverage shall be provided on coverage forms at least as broad as the standard Building and Personal Property Coverage Form (CP0010), Business Income Coverage Form (CP0030), Boiler and Machinery Coverage Form (BM0025), Causes of Loss Special Form (CP1030), and Sprinkler Leakage-Earthquake Extension (CP1039) all as published by ISO Commercial Risk Services, Inc. Replacement cost valuation must apply to such policies. The limit of coverage required for business personal property shall be equal to 100% of the current replacement cost value of such business personal property. The limit of coverage for business income shall be equal to the Tenant's annual total anticipated net earnings.

         C. Landlord may require reasonable increases in the limits set forth in this Section from time to time. The carriers providing all coverages required by this Section shall be obligated to provide Landlord with thirty (30) days' advance written notice of any cancellation, material change or non-renewal. Tenant shall provide renewal certificates to Landlord at least thirty (30) days prior to the expiration of such policies. All insurance required hereunder shall be provided by insurers who maintain a general policy holder's rating of "A" and a financial rating of not less than Class "X' in the most recent issue of Best's Insurance Reports, and be otherwise acceptable to the Landlord. Copies of all such policies and endorsements, certified by the insurers, shall be supplied to Landlord and all other parties named as additional insureds within ten (10) days of demand therefor. On or before the Commencement Date Tenant shall provide Landlord and all other parties named as additional insureds with satisfactory evidence that such insurance is in full force and effect or effectively renewed and that the insurance premiums for such insurance have been paid for the first year of the Lease Term. All such insurance shall be in form satisfactory to Landlord.

         D. Within ten (10) days of written demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord's lender may reasonably require to afford Landlord and Landlord's lender adequate protection. If, on account of the failure of Tenant to comply with the provisions of this Section, Landlord is adjudged a co-insurer by its insurance carrier, then, any loss or damage Landlord shall sustain by reason thereof, including attorneys' fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss. Landlord and Landlord's Agent make no representation that the limits of liability specified to be carried by Tenant under this Lease are adequate to protect Tenant. If Tenant believes that any such insurance coverage is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

         E. Notwithstanding anything to the contrary herein, to the extent of insurance proceeds received with respect to any loss or damage, Tenant and Landlord each waive any right of recovery against the other party for such loss or damage suffered by such party with respect to the Lot, the Building, or the Leased Premises, the contents of same, or any operation therein, whether or not such loss is caused by the fault or negligence of the other party. Landlord and Tenant shall each obtain from their respective insurers, if commercially available, under policies of property insurance maintained by either of them at any time during the term hereof insuring or covering the Lot, the Building, the Leased Premises or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver.

         F. Landlord agrees to maintain during the Lease Term property insurance in a amount at least equal, in Landlord's judgement, to the replacement cost of the Building.

18.      Compliance with Law.

         Tenant shall, at its sole cost and expense, comply promptly with all laws, ordinances, statutes, notices, requirements, orders, rules, regulations and recommendations (whatever the nature thereof may be) of any and all federal, state, county, township, municipal or other governmental authorities or of the Board of Fire Underwriters or any insurance organizations, associations or companies, with respect to the Leased Premises and Tenant's use and occupancy thereof, and any property appurtenant thereto; provided that the foregoing shall not require Tenant to make any structural changes or capital improvements to the Building unless required as a result of Tenant's (or Tenant's agents' or employees') acts or negligence or breach of its obligation under this Lease and to the extent such structural repairs are not covered by Landlord's insurance in the Building, including any applicable Landlord deductibles. Tenant also agrees that it shall not knowingly do or commit, or suffer to be done or committed anywhere upon the Leased Premises, any act or thing contrary to any of the laws, ordinances, statutes, notices, requirements, orders, rules, regulations and recommendations hereinabove referred to in this Section.

         To the extent that alterations and/or new construction (as those terms are defined under the Americans with Disabilities Act ("ADA") have been performed with respect to or affecting the Lot and the Building, including common areas, between January 26, 1992, and the date hereof, such alterations and/or new construction was performed in compliance with the applicable provisions of Title III of the ADA.

         With respect to the Lot and that portion of the Building not occupied by tenants, Landlord shall comply with all laws, ordinances statutes, and regulations of federal, state, county, township, municipal or other governmental authorities. Landlord also agrees that it shall not knowingly do or commit anywhere upon the Lot or the Building, any act or thing contrary to any of the laws, ordinances, statutes, and regulations hereinabove referred to in this Section.

19.      Notice of Accident or Breakage.

         Tenant shall give to Landlord prompt written notice (within 48 hours of occurrence) of (i) any accident occurring on or about the Leased Premises, and
(ii) any breakage or defects in the roof, window glass, wires, plumbing or heating or cooling apparatus, elevators or other apparatus in or about the Leased Premises. Failure to provide such notice shall not be deemed an Event of Default.

20.      Miscellaneous Covenants of Tenant.

         Tenant shall faithfully perform and comply with all of the provisions, covenants and conditions to be performed and complied with by Tenant hereunder, and, in addition thereto, Tenant shall:

               (a) secure and maintain in effect any governmental approvals, licenses and permits as may be required for Tenant's use and occupancy of the Leased Premises in accordance with Section 12 (it being understood that Landlord shall obtain any permits required for the construction or installation of the Improvements and so that the Premises may be lawfully occupied for general office purposes only at the commencement of the Lease Term);

               (b) not place, erect, maintain or display any sign or other marking of any kind whatsoever on the Lot, the Building or the Leased Premises without the prior written approval of the Landlord, which approval shall not be unreasonably withheld delayed or conditioned for a single sign, provided that the same conforms to all applicable laws and ordinances and to the sign standards as are then established by Landlord generally;

               (c) not, without the advance written consent of Landlord, exhibit, sell or offer for sale on the Leased Premises, the Lot or in the Building, any article or thing except those articles and things connected with the permitted use of the Leased Premises by Tenant set forth in Section 12, if any;

               (d) will not make or permit to be made any use of the Lot, the Building. or the Leased Premises or any part thereof which (i) would violate any of the covenants, agreements, terms, provisions and conditions of this Lease, (ii) is directly or indirectly forbidden by any statute, law, ordinance or governmental regulation (iii) may be dangerous to life, limb, or property, (iv) may invalidate or increase the premium cost of any policy of insurance carried on the Lot, the Building or the Leased Premises or covering the operation of any of same, (v) will suffer or permit the Lot, the Building or the Leased Premises or any part thereof to be used in any manner (including the bringing or storage of any materials thereon) so as to impair or tend to impair the character, reputation or appearance of the Lot, the Building or the Leased Premises in the sole judgment of Landlord, or (vi) will impair or interfere with any services performed by Landlord, its agents, employees, servants, officers and contractors, for the Lot, the Building or the Leased Premises, if any;

               (e) not (i) advertise the business, profession or activities of Tenant conducted on the Leased Premises in a manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities, (ii) use the name of the Building or the Leased Premises for any purposes other than that of the business address of Tenant, or
         (iii) use any picture or likeness of the Building or the Leased Premises in any circulars, notices, advertisements or correspondence without Landlord's prior written consent in each instance which consent shall not be unreasonably withheld;

               (f) not (i) use the Building or the Leased Premises for human housing accommodations or human lodging or sleeping purposes, (ii) use any illumination other than electric lighting in the Leased Premises,
         (iii) use or permit to be brought in or kept upon, temporarily or otherwise, the Building or the Leased Premises, any flammable fluids such as gasoline, kerosene, naphtha, or benzene, or any explosive, radioactive materials or other articles and/or substances deemed hazardous to life, limb or property except as set forth in Exhibit

               (g) not contract for any work or service which might involve the employment of labor incompatible with Landlord's employees or employees of contractors doing work or performing services by or on behalf of Landlord, provided that the foregoing shall not be construed so as to prevent Tenant from contracting with the third party supplier of its choice for office supplies and/or coffee services;

               (h) not (i) use, keep or permit to be used or kept upon, temporarily or otherwise, the Building or the Lease& Premises, any foul or noxious gas or substance (ii) permit or suffer the Building or the Leased Premises to be occupied or used in a manner offensive or objectionable to the Landlord by reason of noise, odors and/or vibrations, (iii) interfere in any way with adjacent tenants or buildings, or (iv) permit any animals or birds to be brought in or kept in about the Leased Premises or the Building other than those animals used for research purposes as set forth in Exhibit "G" and as otherwise acceptable to Landlord, which Tenant represents will be in compliance with all federal, state and local laws and regulations pertaining to animal research, including all laws and regulations of the Federal Food and Drug Administration;

               (i) pay to Landlord, as Additional Rent hereunder, an amount equal to any increase in insurance premiums payable by Landlord arising or resulting from any breach of any provision of this Section, which payment shall be in addition to all other remedies available to Landlord hereunder and at law;

               (j) not use the Lot for any purpose other than parking and ingress and egress. Tenant's Percentage of Building set forth in
         Section 1(e) shall be the basis for determining the number of parking spaces on the Lot which shall be available to Tenant for the use of Tenant and Tenant's employees and invitees; and

               (k) not use the interior common areas of the Building, including but not limited to, the hallways, lobbies, elevators, and stairways for any purpose other than ingress or egress to or from the Leased Premises and shall not obstruct same.

21.      Lease Subordinated.

         This Lease is and shall be subject and subordinate at all times to the lien of any mortgage, deed of trust, ground lease and/or other instrument of encumbrance, including declarations of covenants and restrictions and similar recorded instruments, heretofore or hereafter placed by Landlord upon all or any part of the Leased Premises, the Building or the Office Park, and to all renewals, modifications, amendments, consolidations, replacements and extensions thereof (all of which are hereinafter referred to collectively as a "mortgage"); and any such subordination shall be automatic, without the necessity of further action on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing, if deemed appropriate by Landlord or if requested by the holder of any mortgage, Tenant shall, at the request of Landlord or the holder of any mortgage, attorn to such holder, and shall execute, enseal, acknowledge and deliver, upon demand by Landlord or such holder, (i) such further instrument or instruments evidencing such subordination of Tenant's right, title and interest under this Lease to the lien of any such mortgage or instrument, and (ii) such further instrument or instruments of attornments, as shall be desired by such holder. If Tenant is requested to execute and deliver any instrument confirming and evidencing subordination and/or attornment as aforesaid, but fails to deliver same to Landlord within ten (10) days of request, Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver such instrument or instruments. Notwithstanding the foregoing, this provision for subordination shall not apply to a mortgage unless the mortgagee shall agree in writing that so long as Tenant shall attorn to it and remain in compliance with the terms of this Lease, the leasehold estate granted to Tenant hereunder shall not be terminated or disturbed by any action to foreclose such mortgage or by any other action. Landlord shall obtain such an agreement from all mortgagees to whose interest this Lease is subordinate.

22.      Eminent Domain.

         If the entire or substantially the entire Lot or Building should be taken for any public or quasi-public use under any governmental law, statute or regulation, or should be taken by right of eminent domain or any other right, or should be sold to the condemning authority in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Lot or the Building is taken by the condemning authority.

         In the event of (a) a partial (less than substantial) taking of the Lot (which, in Landlord's reasonable opinion significantly impairs the usability of the portions thereof not occupied by the Building, or of the Building) or of the Building (regardless of whether or not the Premises are affected by said taking), Landlord shall have the right to terminate this Lease, or (b) a taking of the Premises or a partial taking of the Lot or the Building, Tenant shall have the right to terminate this Lease but only if (i) the taking of the Premises occurs within the last year of the Lease Term or any renewal thereof, or (ii) Tenant provides clear and convincing evidence to Landlord that any partial taking of the Premises or the Building would cause the remainder to be impractical for Tenant's business purposes. Landlord or Tenant may exercise the aforesaid right or rights to terminate this Lease in its entirety as aforesaid by giving written notice to the other within sixty (60) days after the date of the vesting of title in such proceeding, specifying a date not more than thirty
(30) days after the giving such notice as the date for such termination.

         In the event of any total or partial taking of the Leased Premises, Landlord shall be entitled to receive the entire award in any such proceeding; and Tenant hereby assigns any and all right, title and interest of Tenant now or hereafter arising in or to any such award any part thereof, and hereby waives all rights against Landlord and the condemning authority, except that Tenant shall have the right to claim and prove in any such proceeding and to receive any award which may be made, if any, specifically for damages or condemnation of Tenant's movable trade fixtures, equipment and relocation expenses.

         If this Lease is not terminated after the eminent domain proceeding under the aforesaid provisions, (a) Landlord shall promptly commence to repair or restore the Leased Premises to a tenantable condition for Tenant's uses and complete same with diligence, except for delays caused by (i) Landlord's inability to obtain materials, (ii) Acts of God, as said term is legally defined and construed, (iii) strikes, fire or weather, (iv) act of governmental authority, or (v) any other cause beyond the reasonable control of Landlord; (b) the Annual Fixed Rent (and, correspondingly, the Monthly Fixed Rent) shall be equitably reduced from and after the date that title vests in the condemnor for the balance of the Lease Term taking into account the character and the amount of the taking; (c) Tenant's Percentage of Building shall be adjusted to reflect the balance of rentable area remaining as the Premises subsequent to said eminent domain proceeding.

23.      Assignment and Subletting.

         Tenant shall not (i) assign, pledge, mortgage or otherwise transfer or encumber this Lease, (ii) sublet all or any part of the Leased Premises or (iii) permit the Leased Premises to be occupied or used by anyone other than Tenant or its employees, without Landlord's prior written consent in each instance, which consent will be in form satisfactory to Landlord and may include such reasonable conditions as Landlord deems appropriate, and which consent Landlord agrees not to unreasonably withhold. Notwithstanding anything herein to the contrary, it shall not be deemed to be unreasonable for Landlord to withhold its consent to any of the aforesaid actions by Tenant (a) if the reputation, financial responsibility, or business of a proposed assignee or subtenant is unsatisfactory to Landlord in its reasonable determination, (b) if Landlord deems the business of a proposed assignee or subtenant to be not consonant with that of other tenants in the vicinity of the Leased Premises, (c) if the intended use by the proposed assignee or subtenant conflicts with any commitment made by Landlord to any other tenant in the vicinity of the Leased Premises, or
(d) if the proposed assignee or subtenant is to pay Tenant rents that are less than the then current market rental rate for the Office Park, as determined by Landlord. Tenant specifically acknowledges that the Leased Premises form a part of the Office Park and that Landlord may exercise its sole discretion in determining whether a proposed assignee or subtenant may be acceptable to Landlord and within the scope of Landlord's concept of the sound and prudent management of the Office Park.

         Tenant agrees to pay to Landlord on demand, as Additional Rent hereunder, reasonable costs and counsel fees incurred by Landlord in connection with any request by Tenant for Landlord's consent to any assignment or subletting by Tenant. Tenant's request for consent shall be in writing and shall contain the name, address, and description of the business of the proposed assignee or subtenant, its most recent financial statements and other evidence of financial responsibility, its intended use of the Leased Premises, and the terms and conditions of the proposed assignment or subletting. Within thirty (30) days after receipt of such request, Landlord shall either: (a) grant or refuse consent; or (b) elect to require Tenant (i) to execute an assignment of this Lease or a sublease of Tenant's interest hereunder to Landlord or its designee upon the same terms and conditions as are contained herein, together with an assignment of Tenant's interest as sublessor in any such proposed sublease, or (ii) if the request is for consent to a proposed assignment of this Lease, to terminate this Lease and the Term hereof effective as of the last day of the third month following the month in which the request was received.

         Each assignee hereunder shall assume and shall be deemed to have assumed this Lease and all of the provisions herein, and shall be and remain jointly and severally liable with Tenant for all payments due from Tenant to Landlord hereunder and for the due performance of and compliance with all of the terms, covenants, conditions and provisions herein contained on Tenant's part to be complied with and performed. No assignment of this Lease by Tenant shall be binding upon Landlord unless the assignee shall deliver to Landlord an instrument in recordable form containing a covenant of assumption by the assignee in form acceptable to Landlord provided that the failure or refusal of the assignee to execute the same shall not release the assignee from its liability as set forth herein. Tenant shall pay to Landlord all profits derived by Tenant from any permitted assignment of this Lease or sublease of the Leased Premises.

         Tenant shall not enter into any lease, assignment, sublease, license, concession or other agreement for the use, occupancy or utilization of the Leased Premises or any portion thereof other than in compliance with Section 12 hereof.

         Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant of the provisions of this Section 23 or a release of Tenant from the full performance by Tenant of all of the terms, covenants, provisions, or conditions contained in this Lease.

         Tenant shall not (a) mortgage, pledge or otherwise encumber its interest in this Lease, or (b) grant any license, concession or other right of occupancy of the Leased Premises or any portion thereof, without the prior written consent of Landlord which consent shall not be unreasonably withheld.

24.      Default.

         Notwithstanding any other provisions in this Lease to the contrary, it shall be an "Event of Default" under this Lease if (i) Tenant fails to pay to Landlord any installment of Annual

Fixed Rent, Additional Rent or any other sum payable by Tenant hereunder when due and such failure continues for period of fifteen (15) days after the date of written notice thereof by or on behalf of Landlord, provided, however, that Landlord shall not be required to give any such notice, and Tenant shall not be entitled to receive any such period of grace, more than once in any 12 month period during the Lease Term, (ii) Tenant vacates the Leased Premises (except as may be permitted pursuant to the provisions of Section 12(d)) or uses or occupies the Leased Premises otherwise than as permitted by the provisions of this Lease, or assigns or sublets, or purports to assign or sublet the Lease or the Leased Premises or any part thereof, otherwise than in accordance with, and upon the conditions set forth in Section 23 hereof, (iii) Tenant fails to observe or perform any other covenant or agreement of Tenant herein contained or fails to comply with any other provision of this Lease, and such failure continues after the date of written notice thereof by or on behalf of Landlord for a period of thirty (30) days and such additional time not to exceed sixty
(60) days, as is necessary to cure such failure, provided that the cure of such failure has commenced within the aforesaid thirty (30) day period, Tenant notifies Landlord in writing of the procedures that Tenant will follow to complete the cure and Tenant proceeds diligently thereafter to cure such failure within such additional time period not to exceed sixty (60) days, (iv) without Landlord's prior written consent, Tenant removes or attempts to remove or manifests an intention to remove all or a substantial portion of Tenant's property from the Leased Premises otherwise than in the ordinary and usual course of business, (v) Tenant makes any assignment for the benefit of its creditors; Tenant commits an act of bankruptcy or files a petition or commences any proceeding under any bankruptcy or insolvency law; a petition is filed or any proceeding is commenced against Tenant under any bankruptcy, reorganization, creditor adjustment, debt rehabilitation or insolvency law and such petition or proceeding is not dismissed within sixty (60) days; Tenant is adjudicated a bankrupt; Tenant by an act indicates its consent to, approval of, or acquiescence in, or a court approves, a petition filed or proceeding commenced against Tenant under any bankruptcy, reorganization, creditor adjustment, debt rehabilitation or insolvency law; a receiver or trustee or other officer is appointed for Tenant or for a substantial part of Tenant's assets or for Tenant's interest in this Lease; any attachment or execution against a substantial part of Tenant's assets or of Tenant's interest in this Lease remains unstayed or undismissed for a period of more than ten (10) days; a substantial part of Tenant's assets or Tenant's interest in this Lease is taken by legal process in an action against Tenant; Tenant becomes insolvent in the bankruptcy or equity sense; a liquidator, receiver, custodian, sequester, conservator, trustee or other similar judicial officer is applied for by Tenant or appointed by Tenant.

25.      Landlord's Remedies.

               (a) Upon the occurrence of an Event of Default hereunder, Landlord may, at any time thereafter and in addition to all other available legal or equitable rights and remedies, elect anyone or more of the following remedies:

                   (i) accelerate and declare to be immediately due and payable, and sue for and recover, all unpaid Annual Fixed Rent for the unexpired period of the Lease Term (and also all Additional Rent as the amount(s) of same can be determined) (said amounts to be discounted to present value using an interest rate of 5%) as if by the terms of this Lease the same were payable in advance (and for the purposes of determining in the first instance accelerated Additional Rent payable by Tenant under Sections 6 and 7 of this Lease, the monthly charges for electricity under Section 6 arid the Monthly Expense Estimate for Operating Expense under Section 7, as billed to Tenant for the month in which the Event of Default occurred, shall be deemed to continue in those amounts throughout the period to which the acceleration applies; and any over or under payment shall be adjusted following Tenant's payment of the accelerated amount, as the actual amounts are determined pursuant to the applicable provisions of this Lease), together with all reasonable legal fees and other expenses incurred by Landlord in connection with the enforcement of any of Landlord's rights and remedies hereunder, and/or

                   (ii) whether or not Landlord has elected to accelerate Rent in accordance with subsection 25 (a) (i), or whether or not Landlord has elected to terminate this Lease in accordance with subsection 25 (a) (iii) below, distrain, collect or bring an action for such Annual Fixed Rent and Additional Rent as being rent in arrears, or may enter judgment therefor in an amicable action as herein elsewhere provided for in case of rent in arrears, or may file a Proof of Claim in any bankruptcy or insolvency proceeding for such Annual Fixed Rent and Additional Rent, or may institute any other proceedings, whether similar or dissimilar to the foregoing, to enforce payment thereof, and/or


                   (iii) whether or not Landlord has elected to accelerate Rent in accordance with subsection 25 (a) (i), terminate this Lease and the Lease Term by giving written notice thereof to Tenant and, upon the expiration of fifteen (15) days after the giving of such notice, the Lease Term and the estate hereby granted shall expire and terminate with the same force and legal effect as though the date of such notice was the Expiration Date, and all rights of Tenant hereunder shall expire and terminate, and Tenant shall thereupon quit and surrender the Leased
               Premises to Landlord in the condition specified in Section 5 and Tenant shall remain liable as hereinafter provided.

               (b) Upon the occurrence of an Event of Default, at any time thereafter and in addition to all available legal or equitable rights and remedies, Landlord may, whether or not the Lease Term has been terminated in accordance with subsection 25 (a) (iii), terminate or suspend Tenant's right to possession of the Leased Premises and re-enter upon and repossess the Leased Premises or any part thereof by force, summary proceedings, ejectment or otherwise, remove all persons and property therefrom, and have, hold and enjoy the Leased Premises and the rents and profits therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal; and no such re-entry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate the Lease Term unless a written notice of such intention is given to Tenant pursuant to subsection 25 (a) (iii) or unless the termination of this Lease is decreed by a court of competent jurisdiction.

               (c) At any time or from time to time after the repossession of the Leased Premises or any part thereof pursuant to subsection 25 (b), whether or not. the Lease Term shall have been terminated pursuant subsection 25 (a) (iii), Landlord shall use commercially reasonable efforts, in its own name as agent for Tenant if the Lease Term has not been terminated or in its own behalf if this Lease has been terminated, relet all or any part of the Leased Premises for the account of Tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions and provisions (which may include concessions or free rent) as Landlord, in its absolute and sole discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Notwithstanding the foregoing,

                   (1) Landlord shall not be required to (i) accept any tenant offered by Tenant, (ii) observe any instruction given by Tenant about such reletting, (iii) endeavor to relet if Landlord has other space available or which will become available elsewhere in the Building or the Office Park, or (iv) relet to any tenant whose business or proposed use would be inconsistent or not compatible, in Landlord's sole opinion, with the overall leasing, use and occupancy of the Building or Office Park or whose financial responsibility or standing is not satisfactory to Landlord. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Leased Premises or any part thereof to the extent deemed by Landlord to be desirable or convenient, and the cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as Additional Rent hereunder, as will any reasonable brokerage and legal fees expended by Landlord in connection with such reletting. No reletting shall be deemed to be a surrender and acceptance of the Leased Premises.

                   (2) Net rent received by Landlord from any third party tenant as a result of reletting the Premises (i.e., net of all costs of the reletting, including but not limited to, brokerage fees, free rent or other concessions paid or credited to the third party tenant, the cost of refurbishing or fitting-up the space, legal and other expenses incurred as a result of Tenant's default and those incurred in reletting) during or attributable to the period ending on the Expiration Date, shall be credited against the Rent otherwise payable by Tenant during the remainder of the Lease Term, in inverse order against the last Rent payments to be made under the provisions of this Lease.

               (d) No expiration or termination of the Lease Term pursuant subsection 25 (a) (iii) or by operation of law or otherwise, no repossession of the Leased Premises or any part thereof pursuant subsection 25(b), or otherwise, and no reletting of the Leased Premise or any part thereof pursuant to subsection 25(c), shall relieve Tenant of any of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.

               (e) In the event of any expiration or termination of this Lease or any repossession of the Leased Premises or any part thereof by reason of an occurrence of an Event of Default, where Landlord has not elected to accelerate Rent pursuant to subsection 25(a)(i), Tenant shall pay to Landlord the Annual Fixed Rent, the Additional Rent and all other sums required to be paid by Tenant hereunder to and including the date of such expiration, termination or repossession; and, thereafter, Tenant shall, until the end of what would have been the expiration of the Lease Term in the absence of such expiration, termination or repossession, and whether or not the Leased Premises or any part thereof shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages, the Annual Fixed Rent, the Additional Rent and all other sums which would have been payable by Tenant to Landlord under this Lease in the absence of such expiration termination or repossession, less the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to subsection 25
         (c), after deducting from such proceeds all of Landlord's reasonable expenses in connection with such reletting (including, without limitation, all related repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, alteration and redecoration costs and expenses of preparation for reletting). Tenant shall pay such current damages to Landlord on the days on which the Monthly Fixed Rent would have been payable under this Lease in the absence of such expiration, termination or repossession, and Landlord shall be entitled to recover the same from Tenant on each such day.

               (f) In the event of any expiration or termination of this Lease or any repossession of the Leased Premises or any part thereof by reason of the occurrence of an Event of Default, whether or not Landlord shall have collected any current damages pursuant to subsection 25 (e), Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, unless Tenant has paid the whole accelerated rent pursuant to subsection 25 (a) (i), as and for liquidated and agreed final damages for Tenant's default and in lieu of current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of (a) the Annual Fixed Rent, the Additional Rent and all other sums which would be payable under the Lease for the remainder of the Lease Term from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations under subsection 25(e) to pay current damages), to the date that would have been the Expiration Date of the Lease Term in the absence of such expiration, termination or repossession, discounted at the rate of six percent (6%) per annum, over (b) the then fair rental value of the Leased Premises for the same period, discounted at the rate of six percent (6%) per annum. If any statute or rule of law shall validly limit the amount of such liquidated final damages to an amount that is less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.

               (g) CONFESSION OF JUDGMENT Tenant, in consideration of the execution of this Lease by Landlord and the covenants and agreements on the part of Landlord herein contained, and fully comprehending the relinquishment of certain rights including rights of pre-judgment notice and hearing, hereby expressly authorizes any attorney of any Court of Record to accept service of process for, to appear for, and to confess judgment against Tenant in any and all actions brought hereunder by Landlord against Tenant (i) to recover possession of the Leased Premises (and Tenant agrees that upon the entry of each judgment for said possession a Writ of Possession or other appropriate process may issue forthwith). Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed from time to time as often as occasion therefore shall exist. Such powers may be exercised during as well as after the expiration or termination of the original Lease Term and during and at any time after any extension or renewal of the Lease Term.

               (h) In any amicable action for ejectment, Landlord shall first cause to be filed in such action an affidavit made by Landlord or someone acting for it setting forth facts necessary to authorize the entry of judgment of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease be filed in such action (and of the truth of the copy such affidavit shall be sufficient evidence), it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary.

               (i) Any and all property which may be removed from the Leased Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the sole risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all reasonable expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not removed from the Leased Premises or retaken from storage by Tenant within thirty (30) days after the end of the Lease Term or of Tenant's right to possession of the Leased Premises, however terminated, shall be conclusively deemed to have been forever abandoned by Tenant and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit.

               (j) No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Leased Premises shall reinstate, continue or extend the Lease Term or affect any such notice, demand or suit or imply consent for any action for which Landlord's consent is required.

               (k) Tenant expressly waives the right to three (3) months and fifteen (15) or thirty (30) days notice required under certain circumstances by the Pennsylvania Landlord and Tenant Act of 1951, Tenant hereby agreeing that the respective notice periods provided for in this Lease shall be sufficient in either or any such case.

               (l) All remedies available to Landlord hereunder and at law and in equity shall be cumulative and concurrent. No determination of this Lease or taking or recovery of possession of the Leased Premises shall deprive Landlord of any remedies or actions against Tenant for Annual Fixed Rent, Additional Rent, other charges or damages for the breach of any covenant or condition herein contained, nor shall the bringing of any such action or the resort to any other remedy or right for the recovery of same be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession.

               (m) All of the rights and remedies of Landlord shall be applicable to and available against any and all assignees subtenants of Tenant.

               (n) Tenant agrees that if it shall at any time fail to make any payment to third parties or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, after notice or demand to Tenant and failure of Tenant, within five (5) days after receipt of such notice, to make such payment or commence (and thereafter diligently prosecute) such performance, without waiving or releasing Tenant from any of its obligations under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable and in connection therewith, to pay reasonable expenses and employ legal counsel. Tenant agrees to pay Landlord's reasonable attorney's fees if legal action is required in

         Landlord's judgment to enforce performance by Tenant of any condition, obligation or requirement hereunder. All sums paid by Landlord pursuant to this Section and all expenses in connection therewith, together with interest thereon at the Overdue Interest Rate calculated from the date of payment by Landlord, shall be deemed to be Additional Rent hereunder and shall be payable upon demand by Landlord and Landlord shall have the same rights and remedies for the non-payment thereof as in the case of default in the payment of Annual Fixed Rent.

26.      Liability of Landlord.

               (a) Tenant covenants and agrees to exonerate, indemnify, defend, protect and save Landlord, its employees, officers and servants and Landlord's Agent, harmless from and against any and all claims, actions, demands, expenses, costs, charges, obligations, penalties, orders, judgments, liabilities, losses, suits and damages which may be imposed upon, incurred by or asserted against them or any one of them by reason of (i) any accident or matter occurring on the Premises, causing injury to persons (including loss of life) or damage to property (including but not limited to the Premises), unless such accident or other matter resulted from Landlord's breach of this Lease or the negligence or otherwise tortious act of Landlord, its employees, officers and servants or Landlord's agent, (ii) the failure of Tenant to fully and faithfully perform its obligations hereunder and to comply with the conditions of this Lease, (iii) the negligence or otherwise tortious act of Tenant, its employees, servants, officers, agents, contractors, invitees, licensees, or visitors or anyone in or about the Lot, the Building or the Leased Premises on behalf or at the invitation or right of Tenant, and (iv) the use, occupancy or maintenance of the Leased Premises.

               If any such action or proceeding is brought against Landlord, its employees, servants or officers, or against Landlord's Agent, by reason of any such claim, Tenant shall (i) defend such action or proceeding upon written notice from Landlord, with counsel approved by Landlord in writing, which approval shall not be unreasonably withheld, and (ii) further indemnify, defend and save Landlord, its employees, servants and officers, and Landlord's Agent harmless from and against all costs, expenses, counsel fees, liabilities, orders and judgments incurred or rendered in or about any such action or proceeding.

               (b) Landlord, its employees, servants and officers and Landlord's Agents, shall not be liable for consequential damages, or loss of profits or income or interruption of business occurring to Tenant, its agents, servants, employees, officers, contractors, invitees, licensees, visitors or any other person, firm, corporation or entity, arising out of or resulting from any claim of breach of this Lease or of the Lease obligations attributable to Landlord, its employees, servants and officers and Landlord's Agent, or from any negligent or otherwise tortious act of Landlord, its employees, servants and officers and Landlord's Agent, and Tenant shall indemnify and hold harmless Landlord, its employees, servants and officers and Landlord's Agent, from and against any and all such liability as may be asserted.

               (c) The term "Landlord" as used in this Lease, so far covenants or agreements on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners of the Landlord's interest in this Lease at the time in question, and in the event of any transfer or transfers of such interest, the Landlord herein named (and in case of any subsequent transfer, the then transferee) shall be automatically freed and relieved, from and after the date of such transfer, of all liability as respects the performance of any covenants or agreements on the part of the Landlord contained in this Lease thereafter to be performed. The liability of Landlord under this Lease shall be and is hereby limited to Landlord' interest in the Leased Premises, and no other assets of Landlord shall be affected by reason of any liability which Landlord may have to Tenant or to any other person by reason of this Lease, the execution thereof, or the acquisition of Landlord's interest.

               (d) Landlord and Landlord's Agent shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Premises, the Building, or the Lot, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or whatsoever, except to the extent caused by or due to the gross negligence or willful acts of Landlord.

27.      Successors and Assigns.

         The provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereunder and their respective successors and permitted assigns; provided that Landlord and each successive owner of the Building and the Lot shall be liable only for such obligations of Landlord hereunder that accrue during the period of its ownership of the Building and the Lot, or interest and provided further that the liability of the Landlord hereunder shall be limited to the Landlord's estate or other title or interest in the Leased Premises.

28.      Waivers.

         No delay or forbearance by either Landlord or Tenant in exercising any of their respective rights or remedies hereunder or in undertaking or performing any act or matter which is not expressly required to be undertaken by such party hereunder shall be construed to be a waiver of any of such party's rights or remedies hereunder or to represent any agreement by such party to undertake or perform such act or matter thereafter, or to be a waiver of such party's right to enforce the other party's strict performance under all provisions of this Lease.

29.      Waiver of Trial by Jury.

         Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Leased Premises and/or any claim or injury or damage and any emergency statutory remedy or any other statutory remedy.

30.      Waiver of Benefits.

         Tenant waives the benefits of all existing and future Rent control Legislation and Statutes and similar governmental rules and regulations, whether in time of war or not, to the extent permitted by law.

31.      Severability.

         If any of the provisions in this Lease or the application thereof to any person or circumstances, shall, to any extent, be invalid, illegal or otherwise unenforceable, the remainder of this Lease, and the application of such provision to any person or circumstances, other than those as to whom or which it is held invalid, illegal or unenforceable, shall not be affected thereby, and every provision in this Lease shall be valid and enforceable to the fullest extent permitted by law.

32.      Notice.

         All notices or other communications required or permitted hereby shall be effective only if the same are in writing and signed by the party giving the notice or by an agent or other person authorized in writing to so act on behalf of such party. Notices to Tenant may be given by leaving same at the Leased Premises during business hours or by mailing same to Tenant at the address set forth in Section 1-(l) by registered or certified mail, return receipt requested, or at such other address as Tenant shall specify by notice to Landlord pursuant hereto, and notices to Landlord must be mailed to Landlord at the address stated in Section 1(k) by registered or certified mail, return receipt requested, or at such other address as Landlord shall specify by notice to Tenant pursuant hereto. All notices shall, unless otherwise specified herein, be deemed to have been given (i) on the date when same are delivered, if delivered, or (ii) two days after the date when the same are deposited in the mail.

33.      Brokerage.

         Tenant represents and warrants that it has not dealt with any broker, agent, finder or other person in connection with the negotiation for or the obtaining of this Lease or the Leased Premises, and that no broker, agent, finder or other person brought about the transaction contemplated by this Lease, other than Landlord's Agent or a cooperating broker identified in Section 1(o), and Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, costs (including attorneys' fees) and liability for commissions or other compensation claimed by any other broker, agent, finder or other person claiming a commission or other form of compensation by virtue of having been employed or engaged by Tenant or having dealt with Tenant with regard to this Lease. The provisions of this Section shall survive the termination of this Lease.

34.      Holding Over.

         If Tenant retains possession of the Leased Premises or any part thereof after the Expiration Date or sooner termination of the Lease Term or any extension thereof, Tenant shall pay to Landlord rent monthly in advance on the first day of each month at a rate that is one and one-half (1 1/2) times the Monthly Fixed Rent specified in Section 1(i) or such adjusted Month Fixed Rent then payable, together with all Additional Rent required to be paid by Tenant under this Lease for the time that the Tenant thus remains in possession and, in addition thereto, shall pay to Landlord an amount equal to all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession of the leased Premises. If Tenant remains in possession of the Leased Premises, or any part thereof, after the Expiration Date or sooner termination of the Lease Term, such holding over shall, at the election of the Landlord expressed in a written notice to the Tenant and not otherwise, constitute a renewal of this Lease (i) from month to month or, if the notice shall advise that unless Tenant vacates the Leased Premises within thirty (30) days thereafter, a longer, tenancy shall commence at the expiration of such thirty (30) day period, either (ii) from year to year or (iii) such lesser period as Landlord may elect, in accordance with such notice (in any case, at double the Monthly Fixed Rent rate, as aforesaid). The provisions of this Section do not exclude Landlord's rights of re-entry or any other right hereunder.

35.      Estoppel Certificate by Tenant.

         Tenant from time to time, within ten (10) days after Landlord's written request, shall execute, acknowledge and deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and identifying the modifications), (b) the dates to which Annual Fixed Rent, Additional Rent and all other charges have been paid, (c) that, to Tenant's knowledge, Landlord is not in default under any provision of this Lease, and, if the Landlord is in default, specifying each such default, and (d) such other items and matters as may be reasonably requested by Landlord, it being understood that any such statement so delivered by Tenant to Landlord may be relied upon by Landlord, any landlord under any ground or underlying lease, any prospective purchaser, any existing or prospective mortgagee, any assignee of any mortgage secured by the Leased Premises, or any prospective assignee of Landlord's interest in this Lease. Tenant hereby irrevocably appoints Landlord as its attorney-in-fact with full power to execute and deliver, in the name of Tenant, any such certificate or certificates.

37.      Amendment and Modifications.

         This Lease contains the entire agreement between the parties hereto relating to the subject matter contained herein, and shall not be amended, modified or supplemented unless by agreement in writing signed by both Landlord and Tenant; and if any such agreement be for the acceptance of the surrender of the Leased Premises, cancellation of this Lease, reduction of Rent, change of the Lease Term, or any other matter which would impose any further material obligation on Landlord or which would relieve Tenant of any of its obligations or liability hereunder, the same shall not be valid unless it is approved in writing by all mortgagees and holders of any estate of interest in the Leased Premises by virtue of leases or other instruments expressly referred to herein or which are then of record. Neither party hereto has made any representations or promises to the other except as expressly contained herein. This Lease supersedes all prior negotiations, agreements, informational brochures, letters, promotional information and other statements and materials made or furnished by Landlord or its agents. The submission of this Lease by Landlord, its attorneys or agents, for examination or execution by Tenant, does not constitute a reservation of (or option for) the Leased Premises in favor of Tenant and Tenant shall have no right or interest in the Leased Premises and Landlord shall have no liability hereunder, unless and until this Lease is executed and delivered by Landlord. No rights, easements or licenses are acquired in the Lot or in any land adjacent thereto, by Tenant by implication or otherwise, except as expressly set forth in this Lease.

38.      Headings and Terms.

         The title, captions, headings and table of contents of this Lease are for convenience of reference only and shall not in any way be utilized to construe or interpret the agreement of the parties as otherwise set forth herein. The term "Landlord" and term "Tenant" as used herein shall mean, where appropriate, all persons acting by or on behalf of the respective parties, except as to any required approvals, consents or amendments, modifications or supplements hereunder, where such terms shall only mean the parties originally named on the first page of this Lease as Landlord and Tenant, respectively, and their agents so authorized in writing.

39.      Recording and Copies.

         This Lease shall not be recorded in whole or in memorandum form by either party without the prior written consent of the other. In the event of variation or discrepancy, the Landlord's original copy of this Lease shall control.

40.      Governing Law.

         This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

41.      No Joint Venture.

         This Lease shall create only the relationship of landlord and tenant between Landlord and Tenant and no estate shall pass out of Landlord. Nothing herein is intended to be construed as creating a joint venture or partnership relationship between the parties hereto.

42.      Exhibits.

         All exhibits referred to in this Lease are attached hereto and shall be deemed an integral part hereof.

         SEE RIDER ATTACHED HERETO AND MADE A PART HEREOF FOR SECTIONS 43 THROUGH 48 INCLUSIVE.

         THE UNDERSIGNED TENANT ACKNOWLEDGES THAT IT FULLY UNDERSTANDS THE CONFESSION OF JUDGMENT CONTAINED IN SECTION 25(g) HEREOF AND THAT THE LANDLORD-TENANT RELATIONSHIP CREATED HEREBY IS COMMERCIAL IN NATURE AND THAT THE UNDERSIGNED WAIVES ANY RIGHT TO A HEARING WHICH WOULD OTHERWISE BE A CONDITION TO LANDLORD's OBTAINING THE JUDGMENTS AUTHORIZED BY SECTION 25(g).


             IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed in Section 1 and below on the date first set forth above in Section 1.


                                         PENNSYLVANIA BUSINESS CAMPUS
                                           DELAWARE, INC.


                                         By: /s/ Guy F. Tcheau
                                             -----------------------------------
                                             Name : Guy F. Tcheau
                                             Title: Senior Investment Manager
(Corporate Seal)

                                         Attest: /s/ Bernard Phang
                                                 -------------------------------
                                                 Name:  Bernard Phang
                                                 Title: Investment Manager



                                         LEXIN PHARMACEUTICAL CORPORATION



                                         By: /s/ Jerry B. Hook
                                             -----------------------------------
                                             Name:  Jerry B. Hook, Ph.D.
                                             Title: President

(Corporate Seal)

                                         Attest: /s/ Ronald H. Spair
                                                 -------------------------------
                                                 Name:  Ronald H. Spair
                                                 Title: Chief Financial Officer

                                      RIDER

                 ATTACHED TO AND MADE A PART OF LEASE AGREEMENT
                     DATED MARCH 29, 1994 ("LEASE") BETWEEN
            PENNSYLVANIA BUSINESS CAMPUS DELAWARE, INC. ("LANDLORD"),
                 AND LEXIN PHARMACEUTICAL CORPORATION ("TENANT")
                      FOR SUITE NO. 111, 101-111 ROCK ROAD
                              HORSHAM, PENNSYLVANIA


         All capitalized terms utilized but not defined herein shall have the meanings assigned to such terms in the Lease.

43.      Improvements.

         A.   Tenant's Entry.

              Tenant shall be permitted to enter the Leased Premises in advance of the Commencement Date for the purposes set forth in this Section 43. Except for Tenant's obligation to pay Annual Fixed Rent and Additional Rent on account of Operating Expenses (which obligations shall commence on the Commencement
Date), during such early occupancy of the Leased Premises, Tenant shall comply with all provisions of this Lease pertaining to Tenant's occupancy and use of the Leased Premises.

         B.   Work to be Performed.

              1.   Subject to the terms and conditions set forth in this
Section 43, Tenant shall be permitted to construct and complete the improvements ("Tenant's Work") to the Leased Premises for Tenant's occupancy thereof described in the Tenant's Scope of Work Letter attached hereto as Exhibit "D" and made a part hereof. Promptly following the date of this Lease, Tenant shall cause IPS Integrated Project Services, an architect chosen by Tenant, or a substitute architect approved in writing by Landlord ("Tenant's Architect"), to prepare construction drawings and specifications for the construction of Tenant's Work ("Tenant's Plans and Specifications") consistent with Exhibit "D" to the extent that Tenant's Architect has not already done so. Tenant has delivered to Landlord that portion of Tenant's Plans and Specifications comprised of a space plan (with reflected ceiling plan) for the Leased Premises and that portion of Tenant's Plans and Specifications showing the placement of HVAC equipment. Tenant shall cause Tenant's Architect to deliver to Landlord the remainder of Tenant's Plans and Specifications prior to March 23, 1994. Tenant's Plans and Specifications shall include, without limitation, a partitions, doors and layout plan, a reflected ceiling plan, a finishes plan, a mechanical and electrical plan and an HVAC plan (for a minimum of three HVAC units). Tenant's Plans and Specifications shall be subject to

Landlord's written approval prior to the commencement of construction, which approval shall not be unreasonably withheld, and Tenant's Work shall be constructed in accordance with Tenant's Plans and Specifications as approved in writing by Landlord. Within ten business (10) days of receipt by Landlord, Landlord shall either approve Tenant's Plans and Specifications or deliver to Tenant its written objections to Tenant's Plans and Specifications. Landlord similarly shall respond to corrections made by Tenant to Tenant's Plans and Specifications within ten (10) business days of receipt. No variations or additions to Tenant's Plans and Specifications may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, provided that no variations or additions shall be made except pursuant to a written change order under which Tenant shall pay any increased costs associated therewith, to the extent such increased costs raise the total cost of Tenant's Work above "Landlord's Share" (defined below). The foregoing notwithstanding, Tenant may make minor changes in Tenant's Work that do not materially alter the work described on Exhibit "D"; provided that Tenant notifies Landlord of such changes.

              2. Tenant's Work shall be performed by IPS Integrated Project Services, a construction manager selected by Tenant, or a substitute construction manager approved in advance in writing by Landlord ("Tenant's Construction Manager") and under the supervision of IFS Integrated Project Services ("Tenant's Architect") and IPS Integrated Project Services, a registered engineer selected by Tenant, or a substitute engineer approved in advance in writing by Landlord ("Tenant's Engineer"). Tenant shall enter into a written construction contract with Tenant's Construction Manager, which contract shall be approved in writing by Landlord. Such construction contract shall include a schedule of values approved by Landlord, shall stipulate a maximum price for the cost of Tenant's Work ("Contract Price"), and shall provide for a ten percent (10%) retainage on all installments of the contract price payable to Tenant's Construction Manager prior to final completion. All work performed with respect to Tenant's Work shall be performed in a good and workmanlike manner and in compliance with all laws, statutes, ordinances, regulations, orders and requirements of all federal, state, county, township, local or other governmental authorities having jurisdiction with respect thereto, including, without limitation the Americans with Disabilities Act. Prior to the commencement of any work as provided for herein, Tenant shall supply Landlord with satisfactory evidence of (a) the procurement of all necessary permits and authorizations for the construction of Tenant's Work from the various governmental authorities having jurisdiction over the Building, (b) the due and timely filing of a waiver against mechanics' liens, satisfactory to Landlord, by the contractors and subcontractors hired by Tenant to perform Tenant's Work, (c) Tenant's workmen's compensation insurance, public liability insurance and property damage insurance in amounts, form and content, and with companies reasonably satisfactory to Landlord, and (d) Tenant's Construction Manager's workmen's compensation insurance, public liability insurance, and property damage insurance, in amounts, form and content, and with companies satisfactory to Landlord. Landlord shall have the right to enter the Leased Premises during the construction of Tenant's Work to observe the execution and progress of the work. Notwithstanding any other provision of this Lease to the contrary, Tenant's Construction Manager's failure to perform shall not relieve Tenant of the duty to perform and complete Tenant's work in the manner set forth herein.

         C.   Payments of Costs of Tenant's Work.

              Landlord shall reimburse Tenant, in an amount not to exceed "Landlord's Share" (defined below) in the aggregate, for payments made by Tenant to Tenant's Construction Manager in respect of requisitions for payment submitted by Tenant's Construction Manager on account of completed portions of Tenant's Work, such reimbursement to be made by Landlord within ten (10) days following receipt of a copy of Tenant's check and transmittal letter to Tenant's Construction Manager evidencing that Tenant has paid the full amount of the applicable requisition of payment, subject to following conditions:

                   (1) All requisitions for payment shall be on A.I.A. standard form (which form shall include a release by the contractor/payee) and shall be submitted by Tenant's Construction Manager to Tenant and to Landlord for Landlord's approval.

                   (2) Until final completion of Tenant's Work, all requisitions for payment shall reflect a ten percent (10%) retainage.

                   (3) Landlord shall not be required to pay for Landlord's Share of payments made by Tenant in respect of requisitions for payment more often than monthly.

                   (4) Landlord shall not be required to pay Landlord's Share with respect to any requisition for payment unless and until the work covered thereby has been certified by Tenant's Architect and Landlord's architect, if Landlord so elects, to have been performed and completed in a good and workmanlike manner and in conformity with Tenant's Plans and Specifications.

In no event shall Landlord be required to pay in excess of $18.50 per square foot multiplied by the number of square feet of space in the Leased Premises, plus an amount of $50,000 towards the purchase and installation of an HVAC system ("Landlord's Share"), in the aggregate, on account of Tenant's Work, and Tenant shall pay the full cost and expense of Tenant's Work in excess of such amount ("Tenant's Share")

44.      Additional Security.

         A. Escrow Deposit. contemporaneously with the execution and delivery of this Lease by Tenant, Tenant has deposited with CoreStates Bank, N.A. ("Escrow Agent") the amount of $282,500 ("Escrow Funds") to be held in escrow as security for Tenant's obligations hereunder. Escrow Agent shall hold and disburse the Escrow Funds as provided herein and in the Escrow Agreement substantially in the form attached hereto as Exhibit "H".

         B. Disbursements to Tenant. Provided Tenant has not committed an Event of Default, which is ongoing, of any of its obligations set forth in this Lease, at the end of each Lease Year of the Lease Term, until all of the Escrow Funds have been disbursed, Landlord, in accordance with the terms of the Escrow Agreement, shall instruct the Escrow Agent to pay to Tenant from the Escrow Funds, an amount equal to 50 percent (50%) of all installments of Monthly Fixed Rent paid by Tenant to Landlord during such period, plus all interest accrued on the Escrow Funds. Within thirty (30) days following the expiration or earlier termination of the initial Lease Term (other than as a result of an Event of Default hereunder) and compliance by Tenant with its obligations under this Lease, Landlord shall instruct the Escrow Agent to pay to Tenant all of Escrow Funds then remaining in the Escrow Account, if any, including all accrued interest.

         C. Application of Escrow Funds in the Event of Default. If at any time an Event of Default shall have occurred, Landlord shall be entitled, at its sole discretion, (i) to receive the Escrow Funds or any part thereof and apply the same to payment of (A) any Annual Fixed Rent, Additional Rent and/or additional charges then past due, (B) any expense incurred by Landlord in curing any Event of Default by Tenant hereunder, (c) any other sums due to Landlord in connection with such Event of Default or the curing thereof, including, without limitation, any damages and expenses (including attorneys' fees) incurred by Landlord by reason of such Event of Default; or (ii) to retain the same in liquidation of all or part of the damages suffered by Landlord by reason of such default. If any portion of the Escrow Funds is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Escrow Agent in an amount sufficient to restore the Escrow Funds to the same amount as prior to such Event of Default. All expenses relating to the Escrow Account shall be borne by Tenant.

45.      Right of First Refusal.

         Tenant shall have, and is hereby granted, a right of first refusal ("Right of First Refusal") set forth in this Section 45, regarding that certain 10,000 (approximately) rentable square feet of space located in the Building, adjacent to the Leased Premises and outlined in blue on the floor plan attached hereto, initialed and made a part hereof as Exhibit "I" ("First Refusal Space"). In the event Landlord receives (or submits) a bona fide proposal to lease all or any portion of the First Refusal Space from (or to) any third party and if Landlord is prepared to lease the First Refusal Space to the third party on such terms, Landlord shall give Tenant notice and a copy of the proposed terms of such lease, and Tenant shall have the right (but not the obligation) to lease all of the First Refusal Space as is described in such proposal on the terms set forth in Landlord's notice by giving notice thereof to Landlord within fourteen (14) days after the time Tenant receives such notice from Landlord; provided that if Tenant exercises its Right of First Refusal, Tenant shall lease the greater of 5,000 rentable square feet of the First Refusal Space or the portion to be leased pursuant to the third party proposal. If Tenant fails to exercise the foregoing Right of First Refusal within fourteen (14) days after the time Tenant receives Landlord's notice, such Right of First Refusal shall terminate, Landlord shall have the right to lease such First Refusal Space to any third party and Landlord shall have no further obligation to offer to lease the First Refusal Space to Tenant. If Tenant elects to exercise such Right of First Refusal, Tenant shall lease the First Refusal Space upon the same terms and conditions set forth in Landlord's offer, and within thirty (30) days after Tenant's election, Landlord and Tenant shall execute an agreement (i) consistent with the terms and conditions of said offer and (ii) otherwise substantially in the form of this Lease acceptable to Landlord and Tenant.

         If Tenant fails to exercise the foregoing Right of First Refusal within fourteen (14) days after the time Tenant receives Landlord's notice, Landlord agrees not to enter into a lease with the third party on terms that are materially more advantageous (in Landlord's reasonable opinion) to such third party than the terms set forth in the bona fide proposal until Landlord has again given Tenant notice and a copy of the proposed terms of such lease and an additional forty-eight (48) hours to exercise Tenant's Right of First Refusal in accordance with the foregoing paragraph. In addition, Landlord agrees to use its best reasonable efforts to apprise Tenant of interest by third parties in the First Refusal Space that will result, in Landlord's opinion, in a bona fide proposal from (or to) such third party to lease the First Refusal Space.

         Notwithstanding any other provisions of this Section 45 to the contrary, the Right of First Refusal shall not be exercisable or available to Tenant if (i) at the time such right would otherwise be exercisable, an Event of Default, as defined in Section 24, has occurred and is continuing, or (ii) Tenant shall have previously delivered to Landlord a "Termination Notice" (defined in Section
46). Exercise of the Right of First Refusal while an Event of Default has occurred is continuing of any of its obligations hereunder or after Tenant shall have delivered to Landlord a Termination Notice, shall be null and void and shall confer no obligations upon Landlord.

46.      Tenant's Option to Terminate.

         Tenant shall have the right to terminate this Lease in advance of the Expiration Date upon the last day of the third (3rd) year of the Lease Term ("Termination Date"), which right shall be exercisable by Tenant's giving written notice thereof to Landlord ("Termination Notice") at least 120 days prior to the Termination Date; provided, however that Tenant shall not have the right to terminate provided in this Section if an Event of Default has occurred and is continuing either at the time the Termination Notice is received or as of the Termination Date; and provided further, that the terms and conditions of this Section 46 are satisfied. On or before the Termination Date, Tenant shall vacate and surrender the Leased Premises to Landlord in the condition the Leased Premises are required to be returned at the expiration of the Lease Term. Tenant agrees to pay all Rent, whether Annual Fixed Rent or Additional Rent, which becomes payable or accrues during the period of time from the date Tenant's Termination Notice is received by Landlord until the Termination Date, regardless of whether Tenant vacates the Leased Premises prior to the Termination Date. In addition, Tenant shall pay to Landlord, on or before the Termination Date, an amount equal to $144,535 ("Termination Fee"). In the event Tenant shall have previously leased the First Refusal Space pursuant to Section 45, Tenant's Termination Notice also shall cause the Lease to terminate with respect the First Refusal Space and the Termination Fee payable by Tenant shall be increased by the sum of the unamortized portion, as of the applicable Termination Date, of (a) all costs and expenses incurred by Landlord in constructing improvements to the First Refusal Space (if any), and (b) all brokers' and co-brokers' commissions paid or payable by Landlord with respect to leasing the First Refusal Space to Tenant, which amounts Landlord will amortize on a straight line basis over the remaining Lease Term at the interest rate of 10 percent (10%) per annum.

47.      Tenant's Right to Audit.

         No more often than once in each Lease Year, Tenant, at its sole cost and expense, shall have the right to review Landlord's record pertaining to Operating Expenses at reasonable times with at least five (5) days' prior written notice. If such review reveals that Operating Expenses have been overstated, Landlord shall reimburse to Tenant the amount overpaid by Tenant.

48.      Renewal Term.

         Tenant shall have the right and option to extend the Lease Term for one (1) extension term of five (5) years ("Extension Term") at an Annual Fixed Rent equal to the "Extension Term Annual Fixed Rent" (below defined), but otherwise upon the same terms and conditions contained in this Lease; provided, however, that the provisions of Section 45 and 46 shall not apply during the Extension Term. Tenant's right and option to extend the Lease Term shall be exercisable by giving Landlord prior written notice thereof at least one hundred eighty (180) days prior to the Expiration Date. Tenant's option to extend shall be exercisable provided that at the time of the exercise of such option and upon the date on which the Extension Term would commence, Tenant shall not be in default of any of its obligations or covenants under this Lease, including any "Event of Default", as defined herein, that is continuing on such dates.

         The "Extension Term Annual Fixed Rent" payable during the first year of the Extension Term shall equal the Annual Fixed Rent for year 5 of the Lease Term multiplied by a traction, the numerator of which shall be the Index (defined below) in effect for the last full month of the Lease Term, and the denominator of which shall be the Base Index. The foregoing notwithstanding, in no event shall the Extension Term Annual Fixed Rent be less than the Annual Fixed Rent for year 5 of the Lease Term. As used herein, "Index" shall mean the "Revised Consumer Price Index for Urban Wage Earners and Clerical Workers" published by the Bureau of Labor Statistics for the United States Department of Labor for Philadelphia-Wilmington-Trenton, PA-DE-NJ-MD, (1982-84-100). If the Index shall hereafter be converted to a different standard reference base or otherwise revised, the determination of the Extension Term Annual Fixed Rent shall be made with the use of such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then wit the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc., or failing such publication, by any other nationally recognized published or similar statistical information. If the Index shall cease to be published, then, for the purposes of this Section, there shall be substituted for the Index such other comparable index as Landlord shall reasonably determine. As used herein, "Ease Index" shall mean the Index in effect for the month of February 1994.

         In the second through fifth years of the Extension Term, the Extension Term Annual Fixed Rent for each year shall equal the Extension Term Annual Fixed Rent for the first year of the Extension Term (as calculated above) multiplied by a fraction, the numerator of which shall be the Index in effect for the last full month of the year immediately preceding the upcoming Extension Term year, and the denominator of which shall be the Index in effect in the last month of the initial Lease Term.

                       IN WITNESS WHEREOF, the parties hereto have caused this Rider to be executed on their behalf by their duly authorized representatives on the date first set forth above in Section 1.

                                       PENNSYLVANIA BUSINESS CAMPUS
                                         DELAWARE, INC.


                                       By: /s/ Guy F. Tcheau
                                           -------------------------------------
                                           Name : Guy F. Tcheau
                                           Title: Senior Investment Manager

(Corporate Seal)

                                       Attest: /s/ Bernard Phang
                                               ---------------------------------
                                               Name:  Bernard Phang
                                               Title: Investment Manager


                                       LEXIN PHARMACEUTICAL CORPORATION


                                       By: /s/ Jerry B. Hook
                                           -------------------------------------
                                           Name:  Jerry B. Hook, Ph.D.
                                           Title: President

(Corporate Seal)

                                       Attest: /s/ Ronald H. Spair
                                               ---------------------------------
                                               Name:  Ronald H. Spair
                                               Title: Chief Financial Officer

                                    EXHIBIT A



                    Engineering drawing of 101-111 Rock Road
                                Horsham Pa, 19044

                           Latest Rev A Date: 10/16/92

                                    EXHIBIT B


  Engineering Drawing of Pennsylvania Business Campus depicting location of buildings on the campus and specifically drawing attention to Building 10 - Rock Plaza 3 - (101 - 111 Rock Road)

                                   EXHIBIT "C"

                           CONFIRMATION OF LEASE TERM



         THIS CONFIRMATION OF LEASE TERM is made this 16th ______ day of August, 1994 by and between PENNSYLVANIA BUSINESS CAMPUS DELAWARE, INC., a Delaware corporation ("Landlord"), and LEXIN PHARMACEUTICAL CORPORATION, a Delaware corporation ("Tenant")

                               W I T N E S E T H:

         WHEREAS, by that certain Lease Agreement dated March 29, 1994, between the parties hereto (the "Lease"), Landlord leased to Tenant and Tenant leased and took from Landlord, certain Leased Premises for the Lease Term and upon the terms and conditions more specifically set forth in the Lease (capitalized terms used but not defined herein shall have the meanings assigned to them in the Lease);

         WHEREAS, the Lease provides that Landlord and Tenant shall execute a confirmation of the actual commencement date of the Lease Term when such date has been determined;

         NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree that the Lease Term commenced on July 25, 1994 (the "Actual Commencement Date") and that the Lease Term will therefore expire on July 24, 1999.

         Tenant acknowledges that: (i) it is in possession of the Leased Premises; (ii) the Lease is in full force and effect; (iii) Landlord is not in default under the Lease; and (iv) the Leased Premises are accepted by Tenant as having been completed in accordance with the provisions of the Lease.

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed on their behalf by their duly authorized representatives on the day and year first above written.


                                    PENNSYLVANIA BUSINESS CAMPUS
                                    DELAWARE, INC.


                                    By: /S/ Guy F. Tcheau
                                        ----------------------------------------
                                        Name : Guy F. Tcheau
                                        Title: Senior Investment Manager

(Corporate Seal)
                                    Attest: /S/ Bernard Phang
                                            ------------------------------------
                                            Name:  Bernard Phang
                                            Title: Investment Manager



                                    LEXIN PHARMACEUTICAL CORPORATION


                                    By: /S/ Jerry B. Hook
                                        ----------------------------------------
                                        Name:  Jerry B. Hook, Ph.D.
                                        Title: President

(Corporate Seal)

                                    Attest: /S/ Ronald H. Spair
                                            -----------------------------------
                                            Name: Ronald H. Spair
                                            Title: Chief Financial Officer

                                   EXHIBIT "D"

                                  SCOPE OF WORK

Overview

Alexin Pharmaceuticals intends to fit-out an existing building in the Pennsylvania Business Campus located in Horsham, Pennsylvania. Alexin will convert the building to house offices, research areas, and support areas for maintenance, shipping and receiving.

Scope

1) Office Area: A 2,500 square foot office space. This office will consist of low partitioned cubicles and fixed office partitions. It will also house a 325 square foot lobby, a 250 square foot mens and womens toilet facility, and a 450 square foot common kitchen and eating area for employees.

2) Research Area: The research area will consist of a process development lab of 750 square feet, a recovery area of 200 square feet, a centrifuge area of 200 square feet, fermentation area of 1,000 square feet, a microbial lab of 200 square feet, a refrigerated storage area of 200 square feet, and a quality assurance area of 1,000 square feet.

3. Support Area: The support areas will include a wash and storage area of 500 square feet, a utility space of 200 square feet, a maintenance area of 200 square feet, a shipping/receiving/ quarantine area of 2,500 square feet.

4. Utilities: Each of the above areas will require utilities for plumbing, heating, cooling and electrical services. The utilities shall be defined on the architects and engineers drawings.

5. Drawing List: The Scope of Work is further delineated in the architectural/engineering drawings prepared by IPS, Inc. for which a drawing list appears below.

     Al   Architectural Floor Plan
     A2   Architectural Reflected Ceiling Plan
     Ml   Heating, Ventilating and Air Conditioning Floor Plan
     M2   Heating, Ventilating and Air conditioning Equipment, Schedules and
          Details
     P1   Underground Plumbing and Potable Water Piping Systems
     P2   Details, Schedules and Process Equipment Hookups
     PS   Sprinkler Requirements
     E1   Electrical Power Requirements
     E2   Electrical Lighting Requirements
     SP-2 Space Plan drawing by IPS Integrated Project Services dated 1/14/94 are attached as Exhibit D.

                                    EXHIBIT E

                            ELECTRICAL MODIFICATIONS

         Landlord shall provide a 480 volt, 800 amp electrical service to the Lot. The Landlord is responsible for the cost of providing the electrical service and primary meter.

         Tenant will require electrical power over and above what is required for the use and operation of normal office equipment. Additional power is required to power research related items such as, but not limited to, ice machines, autoclaves, compressors, reheat coils, Neslab coolers, hoods, freezers, refrigerators, glass washers, dry heat oven, homogenizer, centrifuges, and other miscellaneous lab equipment. Tenant agrees that Tenant's electric requirements will not exceed the capacity of a 480 volt, 800 amp electrical service.

                                    EXHIBIT F

                               HAZARDOUS MATERIALS

         Tenant will comply with all federal, state, and local ordinances for the use of hazardous materials. Tenant will use small quantities of organic compounds (e.g. alcohol, acetone, hydrogen peroxide, etc.) for cleaning and research purposes. Quantities will be limited by the limitation set forth in the latest edition of the BOCA code. It is Tenant's responsibility to obtain all permits required for the handling, storage, and disposal of these materials.

                                    EXHIBIT G

                                RESEARCH ANIMALS

A.    Regulations pertaining to the animals

1.    No animal shall weigh more than 10 pounds.

2. No more than 20 animals shall be present within the Leased Premises at any point in tine.

3. The only types of animals permitted in the Leased Premises are laboratory rats, mice and rabbits.

4. No audible noise or odor shall emanate beyond the perimeter walls of the Leased Premises.

5. Transportation of animals in and out of the Leased Premises shall only occur through the loading docks in the rear of the Building and in a concealed manner.

6. Storage of animals shall be within a closed space at least 10 feet from demising and perimeter walls of Leased Premises and not visible to public areas.

7. No animals or animal waste shall be disposed of within the Leased Premises, lot and campus including dumpsters.

B.    Cure Period upon Default; Landlord's Remedy

      Upon the occurrence of any complaint from another tenant in the Office Park or any other person relating to the presence of the animals in the Leased Premises, including, but not limited to, complaints caused by the violation of any of the regulations in Section A, above, or complaints by animal rights activists, than all experiments shall cease within 24 hours of such occurrence, and Tenant shall have 48 hours to cure the cause of the complaint to Landlord's satisfaction and the complaining tenant's satisfaction, if applicable. If Tenant is unable to cure the cause of the complaint as provided in the foregoing sentence, then Tenant shall remove all animals from the Leased Premises and the Office Park within 24 hours. Failure to do so shall constitute an Event of Default under this Lease, and Landlord shall be entitled to exercise all rights and remedies hereunder, including the right to seek indemnification under
Section 26(a) of this Lease.

                                    EXHIBIT H

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT is made as of this 1st day of April, 1994 by and among Pennsylvania Business Campus Delaware Inc., a Delaware corporation having an address at c/o GSIC Realty Corporation, 255 shoreline Drive, Suite 600, Redwood city, California 94065 ("Landlord"), Lexin Pharmaceutical Corporation, a Pennsylvania corporation having an address as Rock Plaza III, 101-111 Rock Road, Horsham, Pennsylvania 19044 ("Tenant") and CoreStates Bank N.A., a national banking association having an address at 510 Walnut Street, 6th Floor, Philadelphia, Pennsylvania 19106 ("Escrow Agent").

                                   Witnesseth

         WHEREAS, Landlord and Tenant have entered into that certain Net Lease Agreement (the "Lease") dated March 29, 1994 pursuant to which Landlord has leased to Tenant approximately 12,786 square feet of space in the building known as Rock Plaza III and located in the Pennsylvania Business Campus, Horsham Township, Montgomery County, Pennsylvania; and

         WHEREAS, pursuant to section 44 of the Lease, Tenant is required to deposit with Escrow Agent the sum of Two Hundred Eighty-Two Thousand Five Hundred Dollars ($282,500.00) (the

"Deposit") at the tine or the execution of the Lease to be held in escrow as security for Tenant's obligations thereunder; and

         WHEREAS, this Escrow Agreement is being executed and delivered by the parties hereto in accordance with the provisions of Section 44 of the Lease. The form of this Escrow Agreement is attached to the Lease as Exhibit H; and

         WHEREAS, Landlord, Tenant and Escrow Agent desire to set forth herein the terns upon which the Escrow Funds (as hereinafter defined) shall be held in escrow and released therefrom.

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements contained herein and in the Loans, the parties hereto intending to be legally bound, hereby agree as follows:

         1. Definitions. All capitalized terms not defined herein shall nave the meaning ascribed to them in the Lease.

         2. Escrow Agent's Duties Landlord and Tenant hereby appoint CoreStates Bank, N.A. as Escrow Agent hereunder, and CoreStates Bank, N.A. hereby accepts such appointment. Escrow Agent's duties hereunder are limited to the holding and disbursing of the Escrow funds an provided herein, the giving of notices to Landlord and Tenant as provided herein and such other duties as are set forth herein. No duties or obligations shall be implied to Escrow Agent.

         3. Escrow Funds. Upon the execution of the Lease, Tenant shall pay the Deposit to Escrow Agent which shall be held in escrow by Escrow Agent as security for Tenant's obligations under the Lease. Escrow Agent shall invest the Deposit in a Corefund Treasury Reserve Money Market Mutual Fund from which the Escrow Agent or its affiliate may receive compensation and hold and disburse the Deposit, with any interest accrued thereon (collectively. the "Escrow Funds"), pursuant to the terms hereof. Escrow Agent shall be responsible solely for the safekeeping of the Escrow Funds. For tax reporting purposes, all interest shall be treated as received by Tenant.

         4. Disbursements

            (a) Provided that an Event of Default has not occurred and is continuing under the Lease at the end of the then applicable Lease Year (as hereinafter defined) and until all the Escrow Funds have been disbursed, Landlord shall instruct Escrow Agent in writing (the "Payment Notice") to pay to Tenant from the Escrow Funds the amount set forth by Landlord in the Payment notice, which amount shall be equal to fifty percent (50%) of all installments of Monthly Fixed Rent paid by Tenant to Landlord during the preceding Lease Year, plus all interest accrued on the Deposit during such Lease Year. Escrow Agent shall make such payment to Tenant within five (5) days of receipt of the payment Notice from landlord. For purposes hereof, the term Lease Year" shall mean a period of twelve (12) consecutive, full calendar months, the first of which shall commence on the first day of the first month which occurs after the Commencement Date, or if the Commencement Date falls on the first day of a month, then on the Commencement Date.

         (b) If Landlord fails to deliver the Payment Notice to Escrow Agent within fifteen (15) days of the end of a Lease Year and an Event of Default has not occurred and is not continuing, Tenant shall have the right to deliver the Payment Notice to Escrow Agent and, provided that the Escrow Agent has not received a notice from the Landlord that an Event of Default has occurred and is continuing under the Lease, Escrow Agent shall pay to Tenant the amount set forth therein within five (5) days of receipt of such notice; provided that Tenant has given Landlord prior written notice of Landlord's failure to deliver the Payment Notice and Landlord has not sent such Payment Notice within five (5) business days of receiving such notice from Tenant.

         (c) within thirty (30) days following the expiration or earlier termination of the Initial Lease Term (other than as a result of an Event of Default thereunder) and compliance by Tenant with its obligations under the Lease, Landlord shall instruct Escrow Agent in writing to pay to Tenant, and thereupon Escrow Agent shall pay to Tenant within five (5) days of such instruction, all of the Escrow Funds then remaining in the Escrow Account, if any.

         (d) if at any time an Event of Default shall have occurred under the Lease, Landlord shall be entitled, at its sole discretion, to direct the Escrow Agent, in writing, with a copy to Tenant, to disburse the Escrow Funds to Landlord, and within five (5) days or such written direction, Escrow Agent shall disburse the Escrow Funds to Landlord, which Escrow Funds Landlord shall use and apply in accordance with Section 44 of the Lease thereof. It any portion of the Escrow funds are so used or applied, Landlord shall notify Tenant, in writing, with a copy to Escrow Agent, of the amounts so used or applied and Tenant shall, within five (5) days after such notice, deposit with Escrow Agent an amount sufficient to restore the Escrow Funds to the same amount as prior to such Event of Default.

         5. Escrow Agent; Indemnity.

            (a) Escrow Agent shall not be liable for the performance or nonperformance of any term of the Lease by either Tenant or Landlord. It is further agreed and understood that, except in case of its' gross negligence or willful misconduct, Escrow Agent shall not be liable for the disposition of the Escrow Funds or for any error or judgment or for any act taken or omitted to be taken in good faith or in reliance on any written notice or other document believed by it to be genuine and to be signed or submitted by an authorized signatory of Landlord or Tenant.

            (b) Escrow Agent shall be paid the sum of $2,000.00 per year for its services performed hereunder and each or the parties hereto hereby indemnities and holds Escrow Agent harmless from and against any and all costs, damages and expenses, including reasonable attorneys' fees and disbursements, it may incur or sustain in connection with acting as Escrow Agent hereunder.

            (c) In the event of a dispute between Landlord and Tenant with respect to the Escrow Funds, Escrow Agent shall have the right to deposit the Escrow funds into a court of competent jurisdiction and Escrow Agent shall be released and discharged or all obligations with respect to the Escrow Funds.

            (d) Escrow Agent is an escrow holder only and is responsible solely for the obligations stated herein to be performed by Escrow Agent, and Escrow Agent shall not be liable for any action taken or omitted by it in good faith with regard to such obligations. Escrow Agent is not authorized, and shall not be required, to determine questions of fact or law.

         6. Replacement of Escrow Agent.

            (a) Escrow Agent nay resign and be discharged of the obligation created by this Escrow Agreement by executing and delivering to Landlord and Tenant a notice of its resignation as Escrow Agent and specifying the date when such resignation is expected to take effect. Upon receiving such notice of resignation, Tenant shall appoint a successor Escrow Agent; provided, however, that the successor Escrow Agent must be a federally insured financial institution and provided further that Tenant shall receive the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any resignation of Escrow Agent shall become effective upon acceptance of appointment by the successor Escrow Agent.

            (b) If Escrow Agent shall be dissolved or if its property or affairs shall be taken under the control of any state or federal court or administrative body or agency because of insolvency or bankruptcy or for any other reason, a successor shall be appointed by Tenant as set forth in subparagraph 6(a).

            (c) Notwithstanding anything to the contrary contained herein, Tenant shall have the right, upon five (5) days prior written notice to Escrow Agent, to discharge Escrow Agent from its obligations hereunder and appoint a successor Escrow Agent; provided, that the successor Escrow Agent must be a federally insured financial institution and provided further that Tenant shall receive the prior written consent of Landlord, which consent shall not be unreasonably withheld.

            (d) Any successor Escrow Agent appointed pursuant to this Escrow Agreement shall execute, acknowledge and deliver to Landlord and Tenant an instrument accepting such appointment hereunder, and thereupon such successor Escrow Agent, without any further act, deed or conveyance, shall become duly vested with all of the property, rights, powers, trust, duties and obligations of its predecessor hereunder, with the same effect as if originally named Escrow Agent and upon notice thereof, the predecessor Escrow Agent shall immediately pay over or deliver to the successor Escrow Agent the Escrow Funds and all records with respect thereto then held by it. Upon request of such successor Escrow Agent, the predecessor Escrow Agent, Landlord and Tenant shall execute and deliver an instrument confirming the transfer to such successor Escrow Agent all the property, rights, powers and trusts of the predecessor Escrow Agent.

         7. Modification. This Escrow Agreement may not be modified, changed, amended or terminated, except in writing signed by all of the parties hereto.

         8. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without any regard to conflicts of law.

         9. Successors arid Assigns. This Escrow Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns or the parties hereto.

        10. Assignment. This Escrow Agreement may not be assigned without the express prior written consent of all parties.

        11. Entire Agreement. This Escrow Agreement and the Lease contain the entire understanding of the parties with respect to the subject matter hereof. There are no representations, promises, warranties, covenants or other undertakings other than as expressly set forth herein and in the Lease.

        12. Notices. Any notice, demand, instruction or communication given pursuant to this Escrow Agreement shall be in writing and shall be delivered by personal service, Federal Express, certified mail, return receipt requested, postage pre-paid, telegraph, telex or facsimile and addressed to the parties at their addresses set forth above. Any of such addresses may be changed at any time upon written notice of such change given in accordance with this Paragraph 12. Each notice hereunder shall be deemed given on the date it is delivered in the case of personal service, or the date it is deposited with Federal Express in the case of Federal Express, or the data it is deposited with the Postal Service in the case of certified nail, return receipt requested, or when properly transmitted in the case of telegraph, telex or facsimile transmission.

        13. Counterparts. This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.



                                    TENANT:
                                    LEXIN PHARMACEUTICAL CORPORATION


                                    By: /S/ Jerry B. Hook
                                         --------------------------------
                                         Name:  Jerry B Hook, Ph.D.
                                         Title: President



                                    LANDLORD:
                                    PENNSYLVANIA BUSINESS CAMPUS DELAWARE, INC.


                                    By: /S/  Guy F. Tcheau
                                        ----------------------------------------
                                        Name : Guy F. Tcheau
                                        Title: Senior Investment Manager



                                    ESCROW AGENT:

                                    CORESTATES BANK, N.A.


                                    By: /S/ Cathy Wiedecke
                                        ----------------------------------------
                                        Name : Cathy Wiedecke
                                        Title: Corporate Trust Officer

                                    EXHIBIT I




                           Latest Rev A Date: 10/16/92